As Filed with the Securities and Exchange Commission on November 21, 2008
Registration No.: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIS TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	13-3669062 (I.R.S. Employer Identification Number)

805 Third Avenue
New York, New York 10022
(212) 935-8484
(Address and telephone number of registrant’s principal executive offices)

Jose A. Mejia
President and Chief Executive Officer
Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022
(212) 935-8484
(Name, address and telephone number of agent for service)

Copies to:

Ira I. Roxland, Esq.
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700
Fax: (212) 768-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee
Common stock, par value $0.01 per share	—	—
Preferred stock, par value $0.01 per share	—	—
Debt Securities	—	—
Warrants	—	—
Total	$55,000,000	$2,161.50

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $55,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $55,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 21, 2008

Preliminary Prospectus

MEDIS TECHNOLOGIES LTD.

$55,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

_______________________

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities or warrants (and the securities issued upon exercise, conversion or exchange of those securities, if any) having an aggregate initial offering price not exceeding $55,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on The Nasdaq Global Market under the symbol “MDTL.” The last sale price of our common stock on November 18, 2008 was $0.89 per share.

This investment involves risks. You should refer to the discussion of risk factors, beginning on page 2 of this prospectus.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2008

TABLE OF CONTENTS

SUMMARY	1

RISK FACTORS	2

FORWARD LOOKING STATEMENTS	13

FINANCIAL RATIOS	14

USE OF PROCEEDS	14

DILUTION	14

DESCRIPTION OF CAPITAL STOCK	15

DESCRIPTION OF DEBT SECURITIES	20

DESCRIPTION OF WARRANTS	29

PLAN OF DISTRIBUTION	32

LEGAL MATTERS	34

EXPERTS	34

AVAILABLE INFORMATION	34

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	35

INDEX TO FINANCIAL STATEMENTS	F-1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to an aggregate initial offering price of $55,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Available Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

i

SUMMARY

The following summary does not contain all the information that may be important to you in making a decision to acquire our securities. For a more complete understanding of our company, you should read the entire prospectus, including the risks described under “Risk Factors,” and the documents incorporated in this prospectus by reference.

Overview

We design, develop and market innovative liquid fuel cell products principally for the mobile handset and portable consumer electronics markets. Our first commercial product is our ‘‘24/7 Power Pack’’ - a small, inexpensive and disposable power source capable of providing direct power or multiple recharges to many of the most advanced portable electronic devices, such as mobile handsets, smart phones, MP3 players, gaming and other handheld electronic devices. We believe that the 24/7 Power Pack is the world’s first commercially viable portable fuel cell solution for the consumer market and represents a significant technological achievement in the advancement of the global fuel cell industry. A fuel cell is an electro-chemical device that through a chemical reaction, converts the chemical energy of a fuel, such as hydrogen, methanol, or our patented borohydride-based fuel, into electrical energy. We are also planning to introduce an emergency power kit product that will include our fuel cell Power Pack charger and power management system together with an LED flashlight that would enable people without power to use their cell phones and other hand held devices to maintain vital connections through voice, e-mail and the Internet and would also provide a bright light source in an emergency situation. Additionally, through Cell Kinetics Ltd., our indirect, majority-owned subsidiary, we are also seeking to exploit commercially what we believe to be an ever-increasing need to study individual live cells through the development, marketing and sale of an improved Cell Carrier under the “CKChip”™ product line. This unique CKChip™ can accommodate up to 10,000 cells, each in individual wells, for measuring reactions of living cells while the cells are in a static state over time.

We are a Delaware corporation organized in April 1992. Our executive offices are located at 805 Third Avenue, New York, New York 10022. Our telephone number is (212) 935-8484. Our website is located at www.medistechnologies.com. The information on our website is not part of this prospectus.

Recent Developments

Effective September 19, 2008, our board of directors appointed Jose Mejia as our president and chief executive officer. Robert K. Lifton, formerly our chief executive officer, will continue to serve as chairman of our board of directors and Jacob Weiss, formerly our president, serves as our executive vice president.

On April 23, 2007, a putative class action was initiated against us and our then CEO, among others, in the United States District Court for the Southern District of New York. Thereafter, on September 10, 2007, plaintiffs filed the First Amended Class Action Complaint (the “Amended Complaint”). The Amended Complaint essentially alleges that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by issuing a false and misleading press release on April 13, 1007 (the “April 13 Press Release”), stating that we had begun “commercial sales” of “Microsoft-Branded” Power Packs to Microsoft.

Defendants moved to dismiss the case for failure to adequately plead scienter, i.e., a culpable intent. After full briefing and oral argument on July 16, 2008, on August 18, 2008, Hon. Paul A. Crotty, United States District Judge for the Southern District of New York, granted defendants’ motion to dismiss in its entirety, without leave to replead. The court held that plaintiffs did not present a compelling inference that defendants acted with any fraudulent intent.

On September 10, 2008, plaintiffs filed a Notice of Appeal of the District Court’s order to the United States District Court of Appeals for the Second Circuit. Plaintiffs-Appellants’ moving brief is due on November 20, 2008. Defendants-Appellee’s opposition brief is due on January 15, 2009 and Plaintiffs-Appellants’ reply brief is due on February 13, 2009. We intend to vigorously defend the appeal.

RISK FACTORS

You should carefully consider the following factors, as well as other information appearing elsewhere in this prospectus or incorporated in this prospectus by reference, before you decide whether to purchase any of our securities offered in this prospectus or any prospectus supplement to this prospectus.

Each applicable prospectus supplement will contain a discussion of risks applicable to the particular type of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the risk factors in this prospectus in addition to the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all other information contained in the applicable prospectus supplement or appearing in, or incorporated by reference in, this prospectus.

We have incurred losses and anticipate continued losses and negative cash flow; our financial statements are subject to a going concern determination.

We have generated net losses since inception and expect to continue to incur net losses and generate negative cash flow until we can produce sufficient revenues to cover our costs through the production and sale of our 24/7 Power Packs and other anticipated fuel cell products.

We incurred net losses of approximately $13,676,000 and $43,047,000 for the quarter and nine months ended September 30, 2008, respectively, and approximately $18,550,000 for the fiscal year ended December 31, 2005, approximately $33,047,000 for the fiscal year ended December 31, 2006 and approximately $38,200,000 for the fiscal year ended December 31, 2007. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and manufacturing operations and our other day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of September 30, 2008, we had an accumulated deficit of approximately $265,279,000. We may continue to generate net losses for the foreseeable future and cannot predict when we will achieve profitability, if ever.

In order for us to remain a going concern, we expect that we will need to obtain substantial additional financing to continue and expand our operations and to meet our cash flow needs. In view of current market and economic conditions, we do not know if additional financing will be available to us on commercially reasonable terms, or at all. Moreover, if we raise additional capital through borrowing or other debt financing, we would incur substantial interest expense. Sales of additional equity securities will dilute on a pro rata basis the percentage ownership of all holders of common stock. Any inability to obtain additional financing will materially adversely affect us, including possibly requiring us to significantly curtail or cease business operations.

A commercially acceptable market for our fuel cell products may never develop or may take longer to develop than we anticipate.

Although we have developed our business plans assuming a large consumer demand for our 24/7 Power Pack and future generations of our fuel cell products, as well as military demand, a commercially acceptable market may never develop for our fuel cell products or any of our other technologies, or may develop more slowly than we anticipate. Our fuel cell products represent a new market product, and we do not know with certainty to what extent, if any, end-users will want to purchase and use them. The development of a commercially acceptable market for our fuel cell products may be affected by many factors, some of which are out of our control, including:

•
the level to which the capabilities of our 24/7 Power Pack, and any other of our fuel cell products, have advanced in performance, shelf-life, stand-by time, time of use, size, weight, cost and other factors that determine consumer acceptance;

•	the emergence of newer, more competitive technologies and products;

•
improvements to existing technologies, including existing rechargeable battery technology or the chips used in the electronic devices that allow the batteries to operate more efficiently or allow the devices to run for longer periods of time;

•
the future cost of sodium or potassium borohydrides, alkalines, glycerol, or any other hydrogen-based fuels, the catalysts used in our fuel cell products which may require costly metals or other chemicals used for powering our fuel cell products and plastics and nickel used in the products;

•	regulations that affect or limit the use of the components in our fuel cells or our fuel cells in general or regulations regarding recycling;

•	consumer perceptions of the safety of our products; and

•	consumer reluctance to try a new product.

If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of our products and may never achieve profitability.

We may not meet our product development and commercialization milestones and time tables.

We establish milestones and time tables based upon our expectations regarding our technologies, plans and programs at that time, which we use to assess our progress toward developing and delivering into the market place commercially acceptable fuel cell products. These milestones relate to technology and design improvements as well as to dates for achieving production and marketing goals. If our products exhibit technical defects or are unable to meet cost or performance goals, including levels and stability of power output for our 24/7 Power Pack, useful life and reliability or if our production goals cannot be achieved in time or the costs exceed our expectations, our commercialization schedule could be delayed and third parties who are collaborating with us to manufacture or market our fuel cell products may decline to continue that collaboration. Furthermore, potential purchasers of our initial commercial products may lose interest or may opt to purchase alternative technologies.

We can give no assurance that our commercialization schedule – including production and sales time tables – will be met as we further develop, produce and sell our fuel cell products.

We may be unsuccessful in developing additional fuel cell products or future generations of our 24/7 Power Pack or any of our other technologies.

In tandem with the commercialization of our first product - our 24/7 Power Pack, we are developing other fuel cell products as well as future generations of our 24/7 Power Pack, including a solid fuel, refuelable Power Pack product and specialized products for military use. Developing any technology into a marketable product that a consumer will desire to purchase is a risky, time consuming and expensive process. We may encounter setbacks or discrepancies requiring time consuming and costly redesigns and changes. There also is the possibility of outright failure. Furthermore, we contemplate moving forward with the development of certain of our fuel cell technologies only if we are able to find strategic investors or other joint venture partners. Additionally, we continue to seek to improve our 24/7 Power Pack and our fuel cell technologies in general, particularly in the areas of energy capacity, power density, operating time, shelf life, working life and flexibility of use, as well as the temperature conditions under which they can operate. We also seek to reduce the component costs and costs of the final product, and continue to seek to improve its power management system and each element of the power management system. We can give no assurance that we will be successful in improving our technologies or reducing costs. Generally, we can give no assurance as to when or whether we will successfully develop any of our other planned fuel cell products or any of our other technologies into commercially successful products.

We have no experience manufacturing our products on a large scale commercial basis.

Until recently, we manufactured a limited number of our fuel cell products on our semi-automated production line at our facility in Lod, Israel. We have now shifted our manufacturing efforts to our fully automated production line located at the facilities of our contract manufacturer, Celestica Ireland Ltd., in Galway, Ireland. We are scheduling our production ramp-up of our products to meet the anticipated demand from our distributors and potential customers. However, we have little or no experience in the final stages of manufacturing our fuel cell products on a high-volume commercial basis. We can offer no assurance that either we, our contract manufacturer or any other party we have engaged to build a fully automated line production for volume-production of our products have developed production processes that are satisfactorily designed and sufficiently efficient to provide for automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our fuel cell products. Furthermore, our manufacturing process is complicated and we rely on a number of subcontracts for the production of various subassemblies. Even if we or our contract manufacturer and our subcontractors are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the product, production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities or to timely meet such requirements could cause us to lose customers and could have a material adverse effect on our business and financial results.

Customers will be unlikely to buy our fuel cell or CKChip™ products unless we can demonstrate that they can be produced for sale to customers and users at attractive prices.

The price of our fuel cell products and our other technologies and products is dependent largely on material and other manufacturing costs. We are unable to offer any assurance that either we or a contract manufacturer will be able to reduce costs to a level which will allow production of a competitive product that the consumer finds attractive or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity. Furthermore, although we estimate manufacturing costs and proposed sales prices, we can give no assurance that these estimates will be correct in light of our manufacturing processes or distribution channels. Additionally, the pricing structures for our products are being reevaluated, likely requiring an increase in prices for the 24/7 Power Pack and the power management system, and our products continue to evolve, including the development of our advanced power management system and emergency kit. Accordingly, our existing distribution agreements and purchase orders were based on earlier pricing structures and product offerings, as we have been and continue to be working with our distributors, representatives and customers to provide them with new pricing schedules for our new and existing products, including increased prices for our basic 24/7 Power Pack product and for the power management system. In any event, we can give no assurance that these new pricing schedules and products will be attractive to any of our distributors, representatives or customers.

We have developed an estimated pricing structure for our CKChip™ that we believe would be commercially acceptable. However, we can give no assurance that potential CKChip™ customers would respond affirmatively to our pricing structure.

We will be unable to market or sell our fuel cell or CKChip™ products if we are unsuccessful in entering into, amending and maintaining sales agreements, arrangements, alliances, joint ventures or licensing agreements with third parties.

Our ability to market, manufacture and sell our fuel cell technologies or CKChip™ products is wholly dependent on our entry into manufacturing, sales or distributing arrangements, sales agreements, strategic alliances, joint ventures or licensing agreements with third parties possessing such capabilities. Although to date we have been successful in entering into certain of such arrangements, we can give no assurance that in the future we will be successful in amending such arrangements to take into account new pricing schedules and products or other reasons, or in entering into additional arrangements, alliances, joint ventures or agreements or that the terms of which will be entirely beneficial to us. Failure to enter into, or amend the terms of, such arrangements with regard to our products could materially and adversely affect our commercialization plans and, therefore, our business, prospects, results of operations and financial condition. Furthermore, even if we were successful in entering into such arrangements or amending the terms of any such arrangements, any failure to successfully support our products through advertising or marketing programs, whether due to the costs involved or otherwise, or generally any failure by potential end users to purchase our products, could cause those third parties to decline to extend their relationship with us or order additional products from us.

We depend on relationships with strategic partners, and many of the terms of these relationships are not certain.

We have entered into agreements with strategic partners for the distribution of our 24/7 Power Pack. The terms and conditions of many of these agreements allow for immediate termination, in part or in whole, by the partners in their discretion, or only provide for a commitment on the part of the partners upon the happening of certain milestone events. We can give no assurance that we will meet any of these milestones. Our inability to meet any of the aforementioned milestones, or the termination of any of these agreements by the strategic partner, could adversely affect our ability to distribute our 24/7 Power Pack to the marketplace and, therefore, our business, prospects, results of operations and financial condition. Furthermore, our agreement with Celestica to manage and operate our high volume production line and fuel production facility may be terminated by Celestica at the end of its current term in September 2009, or any consecutive one-year term, by providing to us six-months prior notice. While we are not aware of any intention on Celestica’s part to terminate the agreement, we can give no assurance that Celestica may not terminate the agreement at the end of the current term, or any consecutive one-year term. Our inability to timely replace Celestica to manage and operate our production facility in the event Celestica so terminates the agreement, or our inability to do so on a cost-effective basis, could adversely affect our ability to manufacture our products and, consequently, our ability to bring our products to market.

Although we have received or expect to receive purchase orders pursuant to some of these distribution agreements, various factors, including that the pricing structures for our products are being reevaluated, requiring an increase in prices for the 24/7 Power Pack and the power management system, and that the market for our products continues to evolve, have impacted those agreements and purchase orders. We have developed an advanced power management system for our 24/7 Power Pack to address the changing needs of potential purchasers of our products who are now purchasing smart phones and other hand-held devices that have greater energy demands than prior generations of those devices. We have further developed a new product line featuring an emergency kit utilizing the 24/7 Power Pack. Both of these newly developed products also may require changes in or additions to the distribution agreements and purchase orders. Accordingly, we are now working with our existing distributors and representatives, with whom we are developing new pricing schedules for our products and introducing our new and existing products. We can give no assurance that any of our distributors or representatives will continue to cooperate with us on the roll-out of our products on the terms and based on the pricing schedules we believe are appropriate. Any such failure to cooperate could adversely affect our ability to distribute our 24/7 Power Pack to the marketplace and, therefore, our business, prospects, results of operations and financial condition.

We have entered into cooperative agreements with certain mobile operators for market testing and introduction of our 24/7 Power Pack. We believe these relationships with mobile operators are important to the continued development and commercialization of our 24/7 Power Packs and other future fuel cell products. Generally, these agreements and relationships are subject to the risk of termination at the discretion of the mobile operator. Further, the mobile operators are under no obligation to purchase any of our products. Termination of these agreements and relationships, or our failure to capitalize on them by selling our products to the mobile operators, could materially and adversely affect our commercialization plans and, therefore, our business, prospects, results of operations and financial condition. In addition, such mobile operators are not obligated to work exclusively with us in the area of fuel cell or battery technologies and may therefore enter into similar cooperation agreements, and work with and purchase products from our competitors. Such competition would have a material adverse effect on our position in the industry and our financial results.

We are and will continue to be dependent on third party suppliers and subcontractors for the supply of key materials and components for our products.

We rely upon third party suppliers and subcontractors to provide requisite materials and components, including the power management system of our 24/7 Power Pack product. A supplier’s or subcontractor’s failure to supply materials or components in a timely manner, or to supply materials and components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, could negatively affect our ability to manufacture our fuel cell products on a timely basis or meet our cost targets or commercialization schedule. We or our contract manufacturers, manufacturing, strategic alliance or joint venture partners may be unable to obtain comparable materials or components from alternative suppliers, and that could adversely affect our ability to produce viable fuel cells or significantly raise the cost of producing fuel cells or fuel cell products.

Platinum is a scarce natural resource and, to the extent it remains a component of the electrode, we will be dependent upon a sufficient supply of this commodity at a cost that allows us to meet our cost targets for any future fuel cell products. Any shortages in the supply of platinum could raise our cost of producing our fuel cell products beyond our targeted cost, thus lowering our profit margins or adversely affecting our ability to produce fuel cell products at a price consumers would be willing to pay.

Problems or delays in our collaboration efforts with third parties to develop or market our fuel cell products could hurt our reputation and the reputation of our products.

We have entered into agreements with third parties who have agreed to assist us in developing or marketing our fuel cell products, producing and supplying components of our fuel cell products or producing the manufacturing line for our fuel cell products. We are in discussions with other third parties and may enter into similar agreements with such other parties or others in the future, of which we can give no assurances of success. Some of these collaboration agreements contemplate that these third parties will work with our scientists and employees to test various aspects of, assist in developing components of, or market, our fuel cells or fuel cell products. Such tests or development efforts may encounter problems and delays for a number of reasons, including, without limitation, the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly and the failure to maintain and service any test prototypes properly. Many of these potential problems and delays are beyond our control. In addition, collaborative efforts, by their nature, often create problems due to miscommunications and disparate expectations and priorities among the parties involved and may result in unexpected modifications and delays in developing or marketing our fuel cell technologies or impact the cost of making and delivering our fuel cell products. Any such problems or perceived problems with these collaborative efforts could hurt our reputation and the reputation of our products and technologies.

Product liability or defects could negatively impact our results of operations.

Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects. In addition, a well publicized actual or perceived problem could adversely affect the market’s perception of our products, resulting in a decline in demand for our products and could divert the attention of our management, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Our business depends on our intellectual property. We may not be successful in protecting our intellectual property, which could hinder our growth and success.

We regard our patents, trade secrets, copyrights and other intellectual property rights as essential to our growth and success. We rely upon a combination of patent, copyright and trademark laws, trade secret protection, confidentiality and non-disclosure agreements and contractual provisions with employees and with third parties to establish and protect our proprietary rights. We own, directly or indirectly through subsidiaries, patents for certain technologies and are currently applying for additional patents. We can offer no assurance that we will succeed in receiving patent and other proprietary protection in all markets we enter, or, if successful, that such protection will be sufficient. If we successfully develop and market our fuel cells or any of our other technologies, we expect to face efforts by larger companies and other organizations or authorities to undermine our patents by challenging or copying our intellectual property. Moreover, intellectual property rights are not protected in certain parts of the world. We intend to vigorously defend our material intellectual property against any challenges that may arise. However, any infringement action initiated by us may be very costly and require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations.

Claims by third parties that our technology infringes upon their patents may, if successful, prevent us from further developing or selling our technologies.

Although we do not believe our business activities infringe upon the rights of others, nor are we aware of any pending or contemplated actions to such effect, we can give no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

We currently face and will continue to face significant competition.

We expect our fuel cell products to compete against other fuel cell developers as well as against other advanced battery technologies and battery chargers. Our primary direct competitors are companies developing small fuel cells for the portable electronics market. Mechanical Technology Inc., which had been working with a number of scientists formerly with the Los Alamos National Laboratory, has licensed certain fuel cell technology from Los Alamos National Laboratory to further its efforts to develop direct methanol fuel cells, and has announced that it is working with Samsung Electronics Co., Ltd. to develop next-generation fuel cell prototypes for Samsung’s mobile phone business. Lawrence Livermore National Laboratory had also announced that it is developing small fuel cells for portable electronic devices. Other companies that have announced that they are developing fuel cells for portable electronic devices are NTT DoCoMo, Inc., PolyFuel, Inc., Angstrom Power, Tekion Inc., Millennium Cell, Inc., Neah Power Systems, Inc., Motorola, Lilliputian and Smart Fuel Cell AG. We believe other large cell phone and portable electronic device companies are also developing fuel cells for the portable electronics market. Some of the companies providing public information about their fuel cell development programs include Toshiba Corporation, NEC Corporation, Hitachi, Ltd., Casio Computer Co. Ltd., Samsung Electronics Co. Ltd. and Sony Corporation. Furthermore, a large number of corporations, national laboratories and universities in the United States, Canada, Europe, Japan and elsewhere are actively engaged in the development and manufacture of power sources, including batteries and fuel cells, both for portable electronic devices and other uses, and many more are entering the markets in which we compete. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

In addition, there are other fuel cell companies focusing on different markets than the portable electronic device market that we are initially targeting. These companies, including Plug Power Inc. and Fuel Cell Energy Inc., are not primarily targeting the portable electronics market, although at any time these companies could introduce new products in the portable electronic device market. Ballard Power Inc., a recognized leader in PEM fuel cell technology, has announced that it is developing a direct methanol fuel cell for transportation and portable applications, however, we do not know if this is intended for the portable electronic device market.

Additionally, we expect to compete with companies that develop, manufacture, and sell battery-operated chargers for portable electronic devices, including alkaline batteries, lithium battery packages and zinc-air batteries offered as chargers for cell phones, PDAs and other portable electronic devices that target many of the same markets we intend to target with our 24/7 Power Pack. Recently, Energizer has begun marketing a product called “Energi-to Go” which uses double A lithium batteries and charges a number of portable devices. Duracell also has a similar product. There are also other charger products that use lithium-ion batteries that are rechargeable such as the APC and iGo chargers as well as solar power chargers such as the Solio products. These companies have compelling advantages of brand recognition, advertising capability and allocation of retail shelf space. Although we believe that our 24/7 Power Pack has advantages over these battery chargers, there is no assurance that we can compete against them successfully.

We also expect indirect competition from battery manufacturers who utilize existing battery technologies (both rechargeable and non-rechargeable). Existing battery technologies have the significant advantage of having commercially available products today and are backed by companies who are continuously investing in marketing and further research and development to improve their existing products and explore alternative technologies. Chip manufacturers, like Intel, are continuing efforts to develop chips for portable devices that work more efficiently and require less power.

We expect competition to intensify greatly as the need for new energy alternatives becomes more apparent and continues to increase. Some of our competitors are well established and have substantially greater managerial, technical, financial, marketing and product development resources. There can also be no assurance that current and future competitors will not be more successful in the markets in which we compete than we have been, or will be in the future. There can be no assurance that we will be successful in such a competitive environment.

We may need additional funding in order to complete the commercialization of our 24/7 Power Pack, to be competitive, to establish a stronger financial position and to continue our operations.

Since inception, we have incurred operating losses and have used cash in our operations. We have relied principally on the sale of our securities to fund our research and development activities and operations. Unless we are able to successfully market our 24/7 Power Pack or any of our other technologies and products, we believe this dependence will continue. We may need additional funding in order to successfully market our 24/7 Power Pack, to be competitive, to establish a stronger financial position and to continue our operations. In addition, we may need additional funding if cost overruns relating to the implementation of our manufacturing lines occur, if our suppliers require us to provide additional funding, if we do not achieve our current commercialization targets, or if we determine to expend additional funds on marketing and advertising our 24/7 Power Pack or other products. We can offer no assurance that we will be able to secure additional funding, or funding on terms acceptable to us, to meet our financial obligations, if necessary, or that a third party will be willing to make such funds available. Our failure to raise additional funds could require us to delay or curtail our marketing and production programs and research and product development efforts. Additionally, our failure to successfully develop or market our fuel cell products or products derived from any of our other technologies may materially adversely affect our ability to raise additional funds. In any event, it is not possible to make any reliable estimate of the funds required to complete the development of any of our other technologies or successfully market and produce our fuel cell products.

Our business depends on key members of our management. If we were to lose our senior technical talent or members of senior management, our business could be adversely affected.

The success of our fuel cell program depends to a significant extent upon Gennadi Finkelshtain, our Chief Technical Officer, and other scientists, engineers and technicians on our staff. Our success further depends on our highly skilled and experienced management, including Jose Mejia, our President and Chief Executive Officer, Robert K. Lifton, our Chairman, Howard Weingrow, our Deputy Chairman, Executive Vice President and Treasurer, Jacob Weiss, our Executive Vice President and certain other officers and employees that develop and market our products and technologies. The loss of the services of Mr. Finkelshtain, or certain of our other technical talent or of Messrs. Mejia, Lifton, Weingrow and Weiss could have a material adverse effect on our ability to develop our fuel cell products into successful commercial products or any of our other technologies into commercial products. We possess key-person life insurance of $3,000,000 on Mr. Finkelshtain. Although to date we have been successful in recruiting executive, managerial and technical personnel, and with limited exceptions we have been able to retain key personnel, we may not be able to continue to attract and retain the qualified personnel needed for our business. The failure to attract or retain qualified personnel could have a material adverse effect on our business.

There may be adverse effects on our earnings and our stock price due to the large amount of goodwill on our consolidated balance sheet.

At September 30, 2008, our consolidated balance sheet showed approximately $58,205,000 of goodwill. In the current capital markets downturn, our stock price, and consequently our market capitalization, have declined, and may decline further future. The magnitude of the future potential decline is unpredictable, because it is based on the market value of our stock at a future date. If the value of our market capitalization continues to stay below the value of our stockholders’ equity, it might indicate that a write down of the goodwill is required. A write down is required if the carrying value exceeds the fair value of the reporting unit. If we determine in subsequent periods that the carrying value exceeds the fair value of the reporting unit, such a write-down could result in a significant non-cash expense on our income statement, materially adversely affecting our results of operations.

We may be affected by environmental and other governmental regulations.

Our business is subject to numerous federal, state and local laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our operations may not be in compliance with any such future changes in laws and regulations, which could require us to make significant unanticipated capital and operating expenditures. If we fail to comply with any such changes, we may be subject to fines and penalties or we may have existing permits revoked or not subject to renewal. Furthermore, private parties in such circumstances could seek damages from us. Under any of those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action or pay substantial damage claims.

As we begin to commercialize our 24/7 Power Pack, we and our suppliers expect to be subject to an increasing number of environmental regulations in Israel, Ireland and other jurisdictions where we develop, produce and assemble our products. Some of these regulations may require us and/or our suppliers to apply for and obtain permits prior to any such development, production or assembly, of which we can give no assurance we or they can obtain at minimal cost or at all. In addition, it is possible that industry specific laws and regulations will be adopted in any of these or other jurisdictions covering matters relating to our fuel cell products or our other products. Such laws or regulations could limit the growth of our products or increase our commercialization, manufacturing or distribution costs and, therefore, the price of our products so affected. Accordingly, compliance with existing or future laws and regulations as we begin our commercialization efforts could have a material adverse effect on our business, prospects, results of operations and financial condition.

We could be liable for damages resulting from the storage and use of large quantities of chemicals during the manufacturing process of our fuel cell products.

The storage and use of large quantities of chemicals used as components of our fuel cells could expose us to the risk that such chemicals may escape into the environment, resulting in damage to natural resources or property, or injury or loss of life. Depending on the nature of the claim, our current insurance policies may not adequately, if at all, reimburse us for costs incurred to litigate or settle any such claims.

Our results of operations and capital costs have been and may continue to be negatively affected by potential fluctuations in foreign currency exchange rates.

A portion of our costs and expenses are denominated in foreign currencies. The principal foreign currencies applicable to our business are the New Israeli Shekel, the Euro and the Swiss Franc. As a result, we have exposure to foreign currency exchange fluctuations. The U.S. dollar has declined in relation to these foreign currencies, when compared to historical levels. Foreign currency fluctuations, including a weaker U.S. dollar, have adversely affected our costs, including the costs of the raw materials that make up our fuel cells, and have caused us to reevaluate our pricing structure and seek to increase the prices for our products to maintain projected profitability. Any such increase could negatively impact our sales to distributors or potential customers. Conversely, maintaining our current pricing structure could significantly harm our cash flow and results of operations, as well as our ability to achieve and maintain profitability as we continue to grow our business.

We are likely to continue to incur costs related to depreciation and other production facility capacity, including costs related to excess production capacity.

During the nine and three months ended September 30, 2008, we incurred costs aggregating approximately $15,454,000 and $6,471,000, respectively, with respect to depreciation and other production facility costs, including costs related to capacity in excess of that which we have utilized and materials and components. Unless and until such time as we are able to more fully and efficiently utilize our production facilities through the production and sale of our fuel cell products, we will continue to incur such charges.

Risks associated with conducting operations in Israel could materially adversely affect our ability to complete the development of our fuel cell technology or any of our other technologies.

Our research and development facilities, certain component manufacturing and semi-automated assembly facility for our 24/7 Power Pack, as well as some of our executive offices and back-office functions, are located in the State of Israel and we have key personnel and their families residing in Israel. We are, therefore, directly affected by the political, economic and military conditions in Israel. Any major hostilities involving Israel or the interruption or curtailment of trade between Israel and any other country, whether due to the Israeli-Palestinian conflict, conflicts with Iran, or America’s war against terrorism, among others, could have a material adverse effect on our ability to complete the development of any of our fuel cell products, our technologies or our ability to supply our technology to contract manufacturers, development partners, customers or vendors. Furthermore, any interruption or curtailment of trade between Israel and any other country in which we have strategic relationships could similarly adversely affect such relationships. In addition, all male adult permanent residents of Israel under the age of 54, unless exempt, are obligated to perform up to 36 days of military reserve duty annually and are subject to being called to active duty at any time under emergency circumstances. Some of our employees are currently obligated to perform annual reserve duty. We are unable to assess what impact, if any, these factors may have upon our future operations.

In addition, historically, Israel has suffered from high inflation and the devaluation of its currency, the New Israeli Shekel, or NIS, compared to the U.S. dollar. Future inflation or further devaluations of the NIS may have a negative impact on our NIS-based obligations over time upon substantial price increases caused by inflation. Similarly, a further weakening of the U.S. dollar as against the NIS could continue to raise certain of our costs of operating in Israel.

It may be difficult to serve process on or enforce a judgment against our Israeli officers and directors, making it difficult to bring a successful lawsuit against us, or our officers and directors, individually or in the aggregate.

Service of process upon our directors and officers, many of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, any judgment obtained in the United States against us may not be collectible within the United States to the extent our assets are located outside the United States. This could limit the ability of our stockholders to sue us based upon an alleged breach of duty or other cause of action. We have been informed by our Israeli legal counsel that there is doubt as to the enforceability of civil liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934 in original actions instituted in Israel. However, subject to limitation, Israeli courts may enforce United States final executory judgments for liquidated amounts in civil matters, obtained after a trial before a court of competent jurisdiction, according to the rules of private international law currently prevailing in Israel, which enforce similar Israeli judgments, provided that:

•	due service of process has been effected and the defendant was given a reasonable opportunity to defend;

•
the obligation imposed by the judgment is executionable according to the laws relating to the enforceability of judgments in Israel, such judgment is not contrary to public policy, security or sovereignty of the State of Israel and such judgment is executionable in the state in which it was given;

•	such judgments were not obtained by fraud and do not conflict with any other valid judgments in the same manner between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into United States dollars and transferred out of Israel. The judgment debtor may also pay in dollars. Judgment creditors must bear the risk of unfavorable exchange rates.

The declining value of stocks, bonds and other investments during the current world economic downturn could require us to write-down the value of our severance pay fund, which could have a material adverse effect on our results of operations.

Under Israeli law, we must provide severance for all our employees in Israel. We fund the severance through monthly deposits in externally managed funds, invested mostly in conservative investments such as government and corporate bonds. In the current capital markets downturn, the value of these assets has declined, and they may lose additional value in the future. These funds are recorded at fair value on our balance sheet. The magnitude of the future potential loss is unpredictable, as it is based on the market value of investments at a future date. If the value of the investments falls, we would be required to write down the value of the severance pay fund asset on our balance sheet. Such a write-down could result in a significant expense on our income statement, materially adversely affecting our results of operations.

We do not expect to pay dividends to holders of our common stock.

We have not paid any dividends on our common stock to date and do not anticipate declaring any dividends on our common stock in the foreseeable future. We are required under the certificate of designation relating to our Series A preferred stock to accumulate dividends to holders of our Series A preferred stock at a rate initially equivalent to $725 per share annually. No dividends may be paid upon our common stock unless all accumulated and unpaid dividends have been paid on the Series A preferred stock. Other than the payment of dividends on our Series A preferred stock, our board presently intends to retain all earnings, if any, for use in our business operations.

The issuance of our common stock upon a fundamental change of our Series A preferred stock would have a dilutive effect on the then holders of our common stock.

Upon the occurrence of a fundamental change (as defined in the certificate of designation of our Series A preferred stock) holders of our Series A preferred stock will have the right to require us to purchase all of their respective shares of our Series A preferred stock. We will have the option to pay for those shares either in cash or in our common stock valued at a discount of 5% from the market price of our common stock. The issuance of our common stock at a discount to the market price of our common stock would have a dilutive effect on the then holders of our common stock.

The right of holders to cause us to repurchase shares of our Series A preferred stock upon a fundamental change may be subject to our obligation to repay or repurchase any future indebtedness, such as credit facilities or debt securities.

Future sales of substantial amounts of our common stock could affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of common stock issued upon exercise of options or warrants or conversion of the Series A preferred stock, or perceptions that those sales and/or conversions could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock or our Series A preferred stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

Our stock price has been and could remain volatile.

The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume limitations in response to market and other factors. As the price of our common stock on The Nasdaq Global Market constantly changes, it is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market, or the perception that such sales could occur, could affect the price of shares of our common stock.

Our investment in Cell Kinetics, our majority owned indirect subsidiary, has a number of risks associated with it.

Our investment in Cell Kinetics, our majority owned indirect subsidiary, has a number of risks associated with it, including, among others, the following:

•	a history of operating losses, with no assurance of future revenues or operating profits;

•	very limited manufacturing, marketing, distribution and sales capabilities;

•	competition from both public and private companies and academic collaborators, many of which have significantly greater experience and financial resources;

•	acceptance by the life sciences research and diagnostic communities is not assured;

•	commercial development of its CKChip™ technology and proposed product lines is not assured;

•	an inability to manufacture, market or sell its proposed products if it is unsuccessful in entering into strategic alliances or joint ventures with third parties; and

•	reliance on the activities of non-employee consultants and research institutions, whose activities are not wholly within its control, may lead to delays in development of its proposed products.

Further, Cell Kinetics’ efforts to source, vet and invest in early stage Israeli-based medical device companies give rise to additional risks including, among others:

•	insufficient cash resources to fund its partner companies or to acquire interests in more than a limited number of partner companies;

•	management may fail to identify early stage medical device companies in which to acquire interests or to complete these acquisition transactions;

•	limited experience in actively managing, operating or promoting medical device companies;

•	partner companies could make business decisions that are not in its best interests or that it does not agree with, which could impair the value of its partner company interests; and

•	its business strategy may not be successful if valuations in the market sectors in which its partner companies participate decline.

FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “will,” “may,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘approximates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘intends’’ and ‘‘hopes’’ and variations of such words and similar expressions are intended to identify such forward-looking statements. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. These risks and uncertainties include those set forth under ‘‘Risk Factors.’’ The forward-looking statements include, among others, statements about:

•	the development and commercialization schedule for our fuel cell technology and products;

•	the expected cost competitiveness of our fuel cell technology and products;

•	rapid technological change;

•	our intellectual property;

•	the timing and availability of our products;

•	our business strategy; and

•	general economic conditions.

Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus, might not occur.

FINANCIAL RATIOS

Our net losses were insufficient to cover combined fixed charges and preferred stock dividends in each of the years in the five-year period ended December 31, 2007. Because of these deficiencies, the ratio information is not applicable. The extent to which earnings were insufficient to cover combined fixed charges and preferred stock dividends is shown below. Amounts shown are in thousands.

	Year Ended December 31,					Nine Months Ended September 30, 2008
	2003	2004	2005	2006	2007
	(unaudited)
Deficiency of earnings available to cover combined fixed charges and preference dividends	$(9,837)	$(15,662)	$(18,550)	$(33,047)	$(38,200)	$(43,552)

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement for working capital and general corporate purposes, including payment of existing and future obligations and commitments and may also include building additional automated lines for production of our fuel cell Power Pack product. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities and we will have significant discretion in the use of any net proceeds. Pending application of the net proceeds for the specified purposes, we expect to invest the proceeds in interest-bearing accounts and short-term, interest-bearing securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 57,500,000 shares of common stock, par value $.01 per share, of which 46,082,888 shares were issued and outstanding on November 12, 2008, and 10,000 shares of preferred stock, par value $.01 per share, issuable in one or more series designated by our board of directors, of which 5,750 shares of 7.25% Series A Cumulative Convertible Perpetual Preferred Stock were issued and outstanding on November 12, 2008. In addition, as of November 12, 2008, there were outstanding options to purchase 1,475,125 shares of our common stock and warrants to purchase 3,525,294 shares of our common stock. At November 12, 2008, there were approximately 437 holders of record of our common stock.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our restated certificate of incorporation, as amended, our restated by-laws, and the certificate of designation for our 7.25% Series A Cumulative Convertible Perpetual Preferred Stock, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting Rights

The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of our common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends

Holders of common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any of our preferred stock then outstanding. Dividends consisting of shares of our common stock may be paid to holders of shares of common stock.

Other Rights

In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. Holders of shares of our common stock have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

•	the number of shares to constitute such series and the designations thereof;

•	the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

•	the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

•	whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.

To date, our board of directors has designated 5,750 of the 10,000 authorized shares of preferred stock as 7.25% Series A Cumulative Convertible Perpetual Preferred Stock. The annual cash dividend on each share of Series A Preferred Stock is $725 and is payable quarterly, in arrears. Each share of Series A Preferred Stock is convertible at the holder’s option at any time into 347.2222 shares of our common stock (which is equivalent to an initial conversion price of $28.80 per share). On or after November 20, 2009, if the closing price of our common stock exceeds 150% of the conversion price for 20 trading days during any consecutive 30 trading day period, we may cause the conversion of the Series A Preferred Stock into common stock at the prevailing conversion rate. The terms of the Series A Preferred Stock preclude us from paying dividends or making other distributions on our common stock if there are any accumulated and unpaid dividends on the Series A Preferred Stock. The Series A Preferred Stock is not being offered pursuant to this prospectus.

You should refer to the certificate of designation and prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

Dividend Rights

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, dividends in additional shares of preferred stock or cash dividends at the rates and on the dates set forth in the related certificate of designation and prospectus supplement. Dividend rates may be fixed or variable or both.

Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related certificate of designation and prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

Unless otherwise set forth in the related certificate of designation and prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights Upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the certificate of designation and prospectus supplement relating to the series of preferred stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Redemption

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related certificate of designation and prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, the related certificate of designation and prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or any of our other securities, as specified in the related certificate of designation and prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Conversion Rights

The related certificate of designation and prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other security. As described under “Redemption” above, under some circumstances preferred stock may be mandatorily converted into common stock or another series of preferred stock.

Voting Rights

The related certificate of designation and prospectus supplement will state any voting rights of that series of preferred stock. Unless otherwise indicated in the related certificate of designation and prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Permanent Global Preferred Securities

A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

Anti-Takeover Provisions

Provisions of our Certificate of Incorporation and By-Laws

A number of provisions of our restated certificate of incorporation, as amended, and by-laws concern matters of corporate governance and the rights of shareholders. Some of these provisions, including, but not limited to, the inability of shareholders to take action by unanimous written consent, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further shareholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which shareholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further shareholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if the removal or assumption would be beneficial to our shareholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of shareholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our shareholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an ‘‘anti-takeover effect.’’

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a ‘‘business combination,’’ except under certain circumstances, with an ‘‘interested shareholder’’ for a period of three years following the date such person became an ‘‘interested shareholder’’ unless:

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before such person became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder;

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upon the consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

•
at or following the time such person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of 66⅔% of the outstanding voting stock of the corporation which is not owned by the interested shareholder.

The term ‘‘interested shareholder’’ generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested shareholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term ‘‘business combination’’ includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested shareholder. Section 203 makes it more difficult for an ‘‘interested shareholder’’ to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by shareholders. A Delaware corporation may ‘‘opt out’’ of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our certificate of incorporation does not contain any such exclusion.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, New York, New York.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The forms of our senior and subordinated indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities on which principal will be payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

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the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

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all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

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all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

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any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor;

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any capital stock;

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any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of our company, whether voluntary or involuntary or in bankruptcy;

•	insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

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we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the indentures;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;

•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of our company; or

•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

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waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

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except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

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we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for, or other rights that contractually permit, the purchase of equity or debt securities in one or more series. We may issue warrants independently or together with equity or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.

Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to our company, any underwriting discounts and other items constituting underwriters’ compensation, and initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

Underwriters

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Dealers and Agents

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices, which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Direct Sales

We may sell securities directly to one or more purchasers without using underwriters or agents.

Dealers and agents named in a prospectus supplement may be deemed underwriters within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to require our contribution to any payments which they may be required to make under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Sonnenschein Nath & Rosenthal LLP, New York, New York.

EXPERTS

The consolidated financial statements of Medis Technologies Ltd. at December 31, 2006 and 2007 and for each of the three years in the period ended December 31, 2007, appearing in this prospectus, and the effectiveness of Medis Technologies Ltd.'s internal control over financial reporting as of December 31, 2007 included in its Annual Report on Form 10-K, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon (which contains an emphasis paragraph describing that while the Company has raised additional funds, it has not generated cash flow from its operations. Accordingly and considering the Company's current cash resources, its liquidity has been adversely affected. Note A to the financial statements describes management's plans to address this issue), included therein, and incorporated herein by reference, respectively. Such consolidated financial statements are included in this prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement or incorporated by reference to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

The registration statement, and any other materials that we file with the Securities and Exchange Commission, can be inspected and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the Washington, D.C. Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission located at: http://www.sec.gov. The registration statement, and any other materials that we file with the Securities and Exchange Commission, are publicly available through the Securities and Exchange Commission’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Our SEC File Number is 0-30391. The information incorporated by reference is considered to be part of this prospectus and information contained in this prospectus as well as information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

•	our Annual Report on Form 10-K for the year ended December 31, 2007 (except for financial statements, which are included in this registration statement);

•	our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2008;

•	our Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2008;

•	our Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2008;

•	our Current Report on Form 8-K, dated December 28, 2007, filed with the SEC on January 4, 2008;

•	our Current Report on Form 8-K, dated January 4, 2008, filed with the SEC on January 4, 2008;

•	our Current Report on Form 8-K, dated January 14, 2008, filed with the SEC on January 16, 2008;

•	our Current Report on Form 8-K, dated February 20, 2008, filed with the SEC on February 20, 2008;

•	our Current Report on Form 8-K, dated April 2, 2008, filed with the SEC on April 9, 2008;

•	our Current Report on Form 8-K, dated April 22, 2008, filed with the SEC on April 22, 2008;

•	our Current Report on Form 8-K, dated April 28, 2008, filed with the SEC on April 28, 2008;

•	our Current Report on Form 8-K, dated April 25, 2008, filed with the SEC on May 1, 2008;

•	our Current Report on Form 8-K, dated May 9, 2008, filed with the SEC on May 9, 2008;

•	our Current Report on Form 8-K, dated May 30, 2008, filed with the SEC on June 3, 2008;

•	our Current Report on Form 8-K, dated June 18, 2008, filed with the SEC on June 19, 2008;

•	our Current Report on Form 8-K, dated June 19, 2008, filed with the SEC on June 20, 2008;

•	our Current Report on Form 8-K, dated June 23, 2008, filed with the SEC on June 24, 2008;

•	our Current Report on Form 8-K, dated August 5, 2008, filed with the SEC on August 6, 2008;

•	our Current Report on Form 8-K, dated August 19, 2008, filed with the SEC on August 20, 2008;

•	our Current Report on Form 8-K, dated August 26, 2008, filed with the SEC on August 27, 2008;

•	our Current Report on Form 8-K, dated September 11, 2008, filed with the SEC on September 12, 2008;

•	our Current Report on Form 8-K, dated September 11, 2008, filed with the SEC on September 12, 2008;

•	our Current Report on Form 8-K, dated September 17, 2008, filed with the SEC on September 18, 2008;

•	our Current Report on Form 8-K, dated September 19, 2008, filed with the SEC on September 22, 2008;

•	our Current Report on Form 8-K, dated September 25, 2008, filed with the SEC on September 30, 2008;

•	our Current Report on Form 8-K, dated November 10, 2008, filed with the SEC on November 14, 2008;

•	our definitive Proxy Statement relating to our Special Meeting of Stockholders held on May 15, 2008, filed with the SEC on April 11, 2008;

•	our definitive Proxy Statement relating to our Annual Meeting of Stockholders held on August 11, 2008, filed with the SEC on July 3, 2008; and

•	the description of our common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

This prospectus also incorporates by reference any future filings that we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act) on or subsequent to the date of this prospectus until all the common stock being offered by this prospectus are sold or until the offering of the common stock is otherwise terminated. “Incorporation by reference” means that we are disclosing important information to you by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is considered to be a part of this prospectus and information that we file with the SEC on or after the date of this prospectus will automatically supplement, update or supercede previously filed information.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents which we incorporate by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests should be directed to: Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022; (212) 935-8484.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
Medis Technologies Ltd.

We have audited the accompanying consolidated balance sheets of Medis Technologies Ltd. (a Delaware corporation) and its subsidiaries (the “Company”) as of December 31, 2006 and 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Since the date of completion of our audit of the accompanying financial statements and the initial issuance of our report thereon dated March 17, 2008, as discussed in Note A, while the Company has raised additional funds, it has not generated cash flow from its operations. Accordingly and considering the Company's current cash resources, its liquidity has been adversely affected. Note A describes management's plans to address these issues.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of at the Company as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note B-14 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share Based Payment,” effective January 1, 2006.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 17, 2008 expressed an unqualified opinion thereon.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 17, 2008 (except for Note A, as to which the date is November 19, 2008)	A MEMBER OF ERNST & YOUNG GLOBAL

Medis Technologies Ltd. and Subsidiaries
Consolidated Balance Sheets
(in U.S. dollars)

	December 31,
	2006	2007
ASSETS
Current assets
Cash and cash equivalents	$51,803,000	$16,626,000
Short-term investments (Note C)	30,504,000	1,160,000
Restricted cash and deposits (Note D)	—	5,700,000
Inventories (Note E)	—	8,809,000
Prepaid expenses and other current assets	8,257,000	3,305,000
Total current assets	90,564,000	35,600,000
Property, plant and equipment, net (Note F)	27,318,000	61,703,000
Severance pay fund	1,265,000	1,677,000
Intangible assets, net (Note G)	256,000	48,000
Goodwill	58,205,000	58,205,000
Total assets	$177,608,000	$157,233,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,367,000	$4,535,000
Accrued expenses and other current liabilities (Note H)	2,996,000	3,340,000
Total current liabilities	11,363,000	7,875,000
Other liabilities (Note I)	839,000	2,144,000
Accrued severance pay	1,730,000	2,223,000
Total Liabilities	$13,932,000	$12,242,000

Commitments and contingent liabilities (Note M)

Series A Preferred Stock, net, $.01 par value; $10,000 liquidation preference per share; 10,000 shares authorized; and 5,750 issued and outstanding at December 31, 2006 and December 31, 2007 (Note K)	53,240,000	53,240,000

Stockholders’ equity (Note L)
Common stock, $.01 par value; 41,500,000 and 43,500,000 shares authorized at December 31, 2006 and December 31, 2007, respectively; 34,934,864 and 36,367,562 shares issued and outstanding at December 31, 2006 and December 31, 2007, respectively (including 1,500,000 shares outstanding at December 31, 2006 and December 31, 2007 loaned to be returned)	349,000	363,000
Additional paid-in capital	286,865,000	310,494,000
Accumulated deficit	(176,778,000)	(219,106,000)
Total stockholders’ equity	110,436,000	91,751,000
Total liabilities and stockholders’ equity	$177,608,000	$157,233,000

The accompanying notes are an integral part of these consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Consolidated Statements of Operations
(in U.S. dollars)

	Year ended December 31,
	2005	2006	2007

Revenues (Note M-5)	$425,000	$150,000	$400,000
Cost of Revenues	262,000	98,000	249,000

Gross profit	163,000	52,000	151,000

Operating expenses:
Research and development costs, net (Note M-5)	12,144,000	18,057,000	25,705,000
Selling, marketing, general and administrative expenses	5,720,000	7,579,000	13,541,000
Amortization of intangible assets	208,000	208,000	208,000
Total operating expenses	18,072,000	25,844,000	39,454,000
Loss from operations	(17,909,000)	(25,792,000)	(39,303,000)
Interest income (expenses)
Interest income	973,000	2,517,000	2,331,000
Interest expense	(1,614,000)	(9,772,000)	(1,228,000)
	(641,000)	(7,255,000)	1,103,000

NET LOSS	(18,550,000)	(33,047,000)	(38,200,000)
Dividend on preferred stock	—	—	(4,128,000)

Net loss attributable to common stockholders	$(18,550,000)	$(33,047,000)	$(42,328,000)

Basic and diluted net loss per share	$(.68)	$(1.08)	$(1.26)
Weighted average number of common shares used in computing basic and diluted net loss per share	$27,423,568	$30,916,848	$33,554,298

The accompanying notes are an integral part of these consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
(in U.S. dollars)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2004	$27,016,819	$270,000	$198,774,000	$(125,181,000)	$73,863,000
Net loss	—	—	—	(18,550,000)	(18,550,000)
Issuance of common stock pursuant to private placements, net	133,543	2,000	1,698,000	—	1,700,000
Proceeds allocated to beneficial conversion features on Senior Convertible Notes	—	—	267,000	—	267,000
Exercise of stock warrants	422,628	4,000	4,006,000	—	4,010,000
Exercise of stock options	399,500	4,000	3,019,000	—	3,023,000
Stock options granted to directors	—	—	(24,000)	—	(24,000)
Stock options and warrants granted to consultants	—	—	1,088,000	—	1,088,000

Balance at December 31, 2005	27,972,490	280,000	208,828,000	(143,731,000)	65,377,000
Net loss	—	—	—	(33,047,000)	(33,047,000)
Exchange of Senior Convertible notes for common stocks	3,101,874	31,000	54,488,000	—	54,519,000
Exercise of stock warrants	25,000	—	134,000	—	134,000
Exercise of stock options	2,335,500	23,000	20,416,000	—	20,439,000
Consideration for share lending agreement	1,500,000	15,000	—	—	15,000
Stock–based payments to employees	—	—	2,900,000	—	2,900,000
Stock–based payments to non-employees	—	—	99,000	—	99,000

Balance at December 31, 2006	34,934,864	349,000	286,865,000	(176,778,000)	110,436,000
Net loss	—	—	—	(38,200,000)	(38,200,000)
Dividend on preferred stock	—	—	—	(4,128,000)	(4,128,000)
Exercise of stock warrants	4,500	—	65,000	—	65,000
Exercise of stock options	14,000	—	193,000	—	193,000
Issuance of common stock pursuant to public offering, net	1,314,198	13,000	16,808,000	—	16,821,000
Restricted stock	100,000	1,000	641,000	—	642,000
Stock–based payments to employees	—	—	5,774,000	—	5,774,000
Stock–based payments to non-employees	—	—	148,000	—	148,000

Balance at December 31, 2007	$36,367,562	$363,000	$310,494,000	$(219,106,000)	$91,751,000

The accompanying notes are an integral part of these consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Consolidated Statements of Cash Flows
(in U.S. dollars)

	Year ended December 31,
	2005	2006	2007
Cash flows from operating activities
Net loss	$(18,550,000)	$(33,047,000)	$(38,200,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization of property and equipment	871,000	1,539,000	3,262,000
Amortization of intangible assets	208,000	208,000	208,000
Amortization of debt issuance costs and changes in fair value of Option	231,000	(166,000)	—
Amortization of beneficial conversion feature on Senior Convertible Notes	27,000	240,000	—
Non-cash stock based compensation and restricted shares expense	1,064,000	2,999,000	6,564,000
Unrealized loss on short-term investment	—	—	840,000
Value of shares issued as inducement in Senior Convertible Notes exchange	—	8,266,000	—
Interest receivable on restricted cash	—	—	(302,000)
Purchase of in-process research and development	—	—	50,000
Changes in operating assets and liabilities Inventories	—	—	(9,197,000)
Allowance for inventory obsolescence	—	—	388,000
Prepaid expenses and other current assets	(550,000)	(5,573,000)	2,856,000
Accounts payable	212,000	2,441,000	(139,000)
Accrued expenses and other current liabilities	(56,000)	314,000	(564,000)
Leasehold incentive obligations, net	(4,000)	(92,000)	(276,000)
Accrued severance pay, net	112,000	(4,000)	81,000
Net cash used in operating activities	(16,435,000)	(22,875,000)	(34,429,000)

Cash flows from investing activities
Capital expenditures	(4,953,000)	(16,724,000)	(38,039,000)
Investment in short-term investments	(54,000,000)	(40,419,000)	(58,780,000)
Redemptions of short-term investments	40,500,000	23,415,000	87,284,000
Long-term notes	(62,000)	—	—
Investment in restricted cash and deposits	—	—	(6,838,000)
Investment in early-stage company	—	—	(50,000)
Redemptions of restricted cash	—	—	1,440,000
Net cash used in investing activities	(18,515,000)	(33,728,000)	(14,983,000)

(Statement of Cash Flows Continued on next page)

Medis Technologies Ltd. and Subsidiaries
Consolidated Statements of Cash Flows
(continued)
(in U.S. dollars)

	Year ended December 31,
	2005	2006	2007
Cash flows from financing activities
Issuance cost on Series A preferred stock	—	—	(26,000)
Dividend on Series A Preferred Stock	—	—	(4,128,000)
Proceeds from issuance of common stock pursuant to a public offering, net	—	—	16,951,000
Proceeds from issuance of common stock pursuant to private placement	1,700,000	—	—
Proceeds from issuance of Series A Preferred Stock	—	57,500,000	—
Issuance costs on Series A Preferred Stock	—	(3,884,000)	—
Proceeds from exercise of stock options	2,936,000	19,346,000	1,373,000
Proceeds from exercise of stock warrants	4,010,000	134,000	65,000
Proceeds from share lending agreement	—	15,000	—
Proceeds from issuance of Senior Convertible Notes	48,733,000	—	—
Proceeds allocated to beneficial conversion feature on Senior Convertible Notes	267,000	—	—
Debt issuance costs on Senior Convertible Notes	(3,159,000)	—	—
Net cash provided by financing activities	54,487,000	73,111,000	14,235,000
Net increase in cash and cash equivalents	19,537,000	16,508,000	(35,177,000)
Cash and cash equivalents at beginning of year	15,758,000	35,295,000	51,803,000
Cash and cash equivalents at end of year	$35,295,000	$51,803,000	$16,626,000
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$651,000	$1,470,000	$—
Non cash investing and financing activities:
Capital expenditure included in accounts payable and accrued liabilities	$127,000	$4,785,000	$1,092,000
Capital lease	$—	$—	$2,230,000
Prepaid expenses charged to property, plant and equipment	$—	$—	$1,071,000
Option exercise – cash received subsequent to balance sheet date	$87,000	$1,180,000	$—
Issuance cost payable related to Series A Preferred Stock	$—	$26,000	$—
Prepaid expenses pursuant to a rights offering in subsidiary	$—	$—	$155,000
Issuance costs on public offering	$—	$—	$130,000
Exchange of Senior Convertible Notes for common stock:
Face value of notes exchanged	$—	$49,000,000	$—
Deferred issuance costs on notes charged to capital	$—	$(2,747,000)	$—

The accompanying notes are an integral part of these consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE A—NATURE OF BUSINESS AND GENERAL MATTERS

Medis Technologies Ltd. (“MTL”), a Delaware corporation, is a holding company, which through its wholly owned subsidiaries, Medis El Ltd., More Energy Ltd. and Cell Kinetics Ltd (collectively, with MTL the “Company”), designs, develops and markets innovative liquid fuel cell solutions principally for the mobile handset and portable consumer electronics markets.  Cell Kinetics Ltd (“CKL”) is also seeking to exploit commercially an improved Cell Carrier which is considered to be the nucleus of the CellScan system.  This unique cell carrier can accommodate large quantities of cells, each in individual wells, for measuring reactions of living cells while the cells are in a static state for a considerable period of time.  Upon the completion on January 7, 2008 of CKL’s rights offering to MTL shareholders, MTL’s beneficiary ownership in CKL was reduced from 100% to approximately 82.5%.

Since its inception, the Company has sustained operating losses and has used cash in its operations.  Subsequent to the balance sheet date, at September 30, 2008, the Company had cash and cash equivalents of $22,353,000, short term investments of $1,160,000 and restricted cash and deposits of $5,807,000 and during the nine months ended September 30, 2008, the Company used net cash used in operating activities of $35,712,000 and incurred a net loss of $43,047,000.  Historically, the Company has relied upon external financing for its operations, principally through the issuance and sale of its common stock, warrants, preferred stock and convertible notes, to fund its research and development activities and other operating costs, acquire property, plant, equipment, and other operating assets and operate its manufacturing facilities.  The Company plans to continue to finance its operations, as it has in the past, through the sale of its securities until such time that it is able to generate sufficient funds from the sale of its products to finance its operations.  The Company cannot, however, give any assurance that it will in the future continue to be successful in obtaining such additional necessary financing or that it will be able to achieve a level of profitability from the sale of its products to sustain its operations.  Accordingly, subsequent to the balance sheet date, these conditions and current market and economic conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The Company still believes, however, that its cash resources are sufficient to fund its operations at least through December 31, 2008 and into the first quarter of 2009, and the Company is seeking to raise additional financing to sustain its operations beyond such period of time.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

In November and December 2007,  pursuant to a November 26, 2007 Equity Distribution Agreement with an investment banker (the “Agreement”), MTL sold an aggregate of 1,314,198 shares of its common stock for proceeds of approximately $17,692,000, less issuance costs aggregating approximately $871,000.  Additionally, from January 1 through March 14, 2008, the Company sold an additional 929,685 shares of its common stock, pursuant to the Agreement, bringing the aggregate proceeds through March 12 to approximately $28,894,000, less issuance costs aggregating approximately $1,208,000 (see Note L).

NOTE B—SIGNIFICANT ACCOUNTING POLICIES

The Company’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles.  The significant accounting policies followed in the preparation of the consolidated financial statements, applied on a consistent basis, are as follows:

1.  Principles of Consolidation

The consolidated financial statements include the accounts of MTL and its wholly owned subsidiaries.  All significant intercompany transactions and balances have been eliminated in consolidation.

2.  Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with a maturity of three months or less when purchased.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE B—SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.  Short-term Investments

The Company accounts for investments in marketable securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

Commercial paper with maturities of more than three months and less than one year are designated as held-to-maturity debt securities.

Management determines the appropriate classification of its investments in auction-rate securities and commercial paper debt securities at the time of purchase and reevaluates such determinations at each balance sheet date.

The interest rate on auction rate securities resets monthly in an auction process and the Company may redeem the securities at face value at any such interest resetting data.  Accordingly, although the maturity dates of such securities are beyond one year from the date of purchase, the Company has classified its investments in auction rate securities as available for sale marketable securities.  See Note-C for fair market value of auction rate securities at December 31, 2007.

4.  Inventories

Inventories are stated at the lower of cost or market value.  Inventory revenues are provided to cover risk from obsolescence or when market prices are lower than cost.

Cost is determined as follows:

a.	Raw materials and components – average cost basis.

b.	Finished products – average production costs including raw materials, labor and direct and indirect manufacturing costs.

The amount of inventory obsolescence recorded as research and development costs during the year ended December 31, 2007, was $388,000.

5.  Use of Estimates

In preparing the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

6.  Fair Value of Financial Instruments

The carrying value of all financial instruments potentially subject to valuation risk (principally consisting of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued expenses and other current liabilities) approximates their fair value due to the short term maturities of such instruments.

7.  Translation of Foreign Currencies

The financial statements of foreign subsidiaries have been prepared in U.S. dollars, as the dollar is their functional currency.  A substantial portion of the foreign subsidiaries financing and costs are incurred in dollars.  The Company’s management believes that the dollar is the primary currency of the economic environment in which the foreign subsidiaries operate.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE B—SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with SFAS No. 52 “Foreign Currency Translation”.  All transaction gains and losses of the remeasured, monetary balance sheet items are reflected in the statement of operations as financial income or expense, as appropriate and were immaterial to date.

8.  Property, Plant and Equipment, net

a.	Property, plant and equipment is stated at cost, net of accumulated depreciation and amortization.

b.
Materials, payroll and other costs that are direct incremental costs necessary to bring an asset to the condition of its intended use incurred during the construction are capitalized to the cost of such assets.

c.	Interest costs are capitalized in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”).

d.	Depreciation is provided on property, plant and equipment on the straight-line basis over the estimated useful lives of such assets. Annual rates of depreciation are as follows:

Useful Lives In Years

Machinery and equipment	5-12 (mainly 7)
Computers	3
Furniture and office equipment	15
Leasehold improvements	Over the shorter of the term of the lease or the life of the asset

9.  Capital Lease

The Company has accounted for a supplier’s investment in equipment and the Company’s obligation to pay the supplier for his investment in accordance with EITF 01-8 “Determining Whether an Arrangement Contains a Lease” and SFAS 13 “Accounting for Leases” and has recorded this arrangement as a capital lease.

10.  Debt Issuance Costs

In accordance with Accounting Principles Board Opinion (“APB”) No. 21, “Interest on Receivables and Payables” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”), the Company accounted for incremental and direct costs incurred related to the issuance of its Senior Convertible Notes as deferred charges which are presented as long-term assets and amortizes such amounts using the effective interest rate method over the original life of the Senior Convertible Notes.

11.  Senior Convertible Notes

Senior Convertible Notes are accounted for in accordance with the provisions of EITF Issue No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features” (“EITF 98-5”), EITF 00-27”, EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” APB 14 “Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants” and SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS No. 133”).  The Company recorded a beneficial conversion feature as a discount on the Senior Convertible Notes and is amortizing such discount to interest expense using the effective interest rate method over the original life of the Senior Convertible Notes.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE B—SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company accounted for its April and May 2006 exchange of all its outstanding Senior Convertible Notes for its common stock in accordance with Statement of Financial Accounting Standards No. 84 “Induced Conversion of Convertible Debt, an amendment of APB Opinion No. 26.

12.  Derivative Instruments and Hedging Activities

The Company accounts for its derivative instruments and hedging activities based on SFAS No. 133.  SFAS 133 requires companies to recognize all of its derivative instruments on the balance sheet at fair value.  The accounting for changes in the fair value of a derivative instrument depends on whether the derivative instrument qualifies and has been designated as a hedging instrument and, if it is a hedging instrument, on the type of hedging instrument for which it qualifies.

During 2006, the Company entered into forward exchange contracts in order to hedge the risk of variability of cash flows related to its initial payment for the construction of its automated production line, which is denominated in Swiss Francs.  Gains and losses from such hedging activities for the year ended December 31, 2007 were immaterial and the Company included such amounts in its consolidated statements of operations as interest income or expense.  The Company did not have any open forward exchange contracts at December 31, 2007.

13.  Deferred revenues

The Company defers payments that were received in advance of the culmination of the earnings process.  Proceeds that are expected to be recognized as revenues within the next twelve months are included in accrued expenses and other current liabilities.  As of December 31, 2007, the Company has deferred revenues aggregating approximately $24,000 from the sale of Power Pack products.  See Note B(17) for a discussion of deferred revenues resulted from development agreements.

14.  Stock-based Compensation

Effective January 1, 2006, the Company adopted FASB Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), and related Securities and Exchange Commission rules included in Staff Accounting Bulletin No. 107, on a modified prospective basis.  Under this method, compensation cost recognized beginning January 1, 2006 include costs related to 1) all share-based payments (stock options and restricted stock awards) granted prior to but not yet vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of FAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and 2) all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Compensation cost for stock options is generally recognized ratably over the vesting period.

The Company applies SFAS No. 123(R) and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), with respect to options and warrants issued to non-employees.  SFAS No. 123(R) and EITF 96-18 require the use of option valuation models to measure the fair value of the options and warrants at the measurement date.

Prior to the adoption of SFAS 123(R), the Company applied SFAS 123, amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” which allowed companies to apply the existing accounting rules under APB 25, “Accounting for Stock Issued to Employees,” and related Interpretations.  In general, as the exercise price of options granted under these plans was equal to the market price of the underlying common stock on the grant date, no stock-based employee compensation cost was recognized in the net loss attributed to common stockholders for periods prior to the adoption of SFAS 123(R).

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE B—SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table illustrates the effect on net loss attributed to common stockholders and net loss per share, assuming that the Company had applied the fair value recognition provision of SFAS No. 123 on its stock-based employee compensation during the year ended December 31, 2005:

Year ended December 31, 2005
Net loss attributable to common stockholders for the year as reported	$(18,550,000)
Add: Stock-based employee compensation expense (income) included in the reported loss	(24,000)
Deduct: Stock-based employee compensation expense determined under fair value based method	(4,631,000)
Pro forma net loss attributable to common shareholders	$(23,205,000)
Basic and diluted net loss per share as reported	$(.68)
Pro forma basic and diluted net loss per share	$(.85)

The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year ended December 31, 2005
Dividend yield	0%
Risk-free interest rate	3.80%
Expected life in years	3.0
Volatility	70%

The average fair value of each option granted in 2005 was $7.25.  All options were granted at market price.

15.  Goodwill and Other Intangible Assets

Goodwill and other purchased intangible assets have been recorded as a result of the Company’s acquisitions.  Goodwill is not amortized, but rather is subject to an annual impairment test.  Other intangible assets are amortized on a straight-line basis over the weighted average remaining useful lives of approximately 3 months.

The Company is required to perform an impairment test of goodwill at least annually.  The impairment test shall consist of a comparison of the fair value of an intangible asset with its carrying amount.  If the carrying amount of an intangible asset exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess.  SFAS No. 142 requires goodwill to be tested for impairment at least annually or between annual tests if certain events or indicators of impairment occur.  Goodwill is tested for impairment at the reporting unit level by a comparison of the fair value of a reporting unit with its carrying amount.  During 2005, 2006 and 2007, no impairment losses were identified.

16.  Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE B—SIGNIFICANT ACCOUNTING POLICIES (Continued)

generated by the asset.  During the year ended December 31, 2007, the Company wrote-off the net book value of approximately $546,000 of certain software and equipment that were no longer in use.  During the years ended December 31, 2005 and 2006, no impairment losses have been identified.

17.  Research and Development Costs and Revenue Recognition

Research and development costs are charged to operations as incurred.

From time to time, the Company has entered into Federal Government contractor-related fixed price, best efforts, research and development arrangements (hereafter, the “development agreements”).

The Company accounted for these contracts in accordance with the American Institute Certified Public Accountants (“AICPA”); “Audit and Accounting Guides/Audits of Federal Government Contracts” (the “Guide”) and AICPA Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”).

In case where development agreements are in compliance with the Guide, the cost sharing proceeds are recorded as offsets to research and development costs as incurred.

For development agreements that are not in compliance with the Guide, amounts earned are recorded as revenue and are recognized in accordance with SOP 81-1.  Fixed price contract revenues are recognized using contract accounting under the completed contract method.  The Company believes that the use of the completed contract method is appropriate as the Company has little past experience that enables it to have the ability to make reasonably dependable estimates of the extent of progress toward completion, contract revenues and contract costs.  Amounts billed and/or received where revenue recognition criteria (delivery has occurred, persuasive evidence of an arrangement exists, the fee is fixed or determinable, collection of the related receivable is probable and no further obligations exist) have not been fully met, and thus the revenue is not yet earned, are reflected as liabilities and are offset against the related receivable.

18.  Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings Per Share” (“SFAS No. 128”).  Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period.  Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares plus dilutive potential common stock considered outstanding during the period.  Since the Company generated net losses in all periods presented, potentially diluted securities, comprised of incremental common shares issuable upon the exercise of warrants and stock options, convertible notes and convertible preferred stock, are not reflected in diluted net loss per share because such shares are antidilutive.  For the year ended December 31, 2007, the Company applied the two-class method as required by EITF No. 03-6, “Participating Securities and the Two-Class Method” under FASB Statement No. 128, Earnings Per Share” (“EITF No. 03-6”).  EITF No. 03-6 requires that the income per share for each class of stock be calculated assuming that 100% of the Company’s earnings are distributed as dividends to each class of stock based on their contractual rights.  In compliance with EITF No. 03-6, the shares of Preferred Stock do not participate in losses and, therefore, are not included in the computation of net loss per share.

The total number of shares excluded from the calculation of diluted net loss per share related to financial instruments that potentially can be converted to or exercised for shares of the Company’s common stock aggregated approximately 6,171,870, 4,977,028 and 2,118,910 as of December 31, 2005, 2006 and 2007 respectively.  The shares excluded from the calculation of diluted net loss per share for December 31, 2007 include shares issued pursuant to a share lending agreement.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE B—SIGNIFICANT ACCOUNTING POLICIES (Continued)

19.  Severance Pay

The liability of the Company’s subsidiaries in Israel for severance pay, which comprises the Company’s entire severance pay obligation, is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date.  Employees are entitled to one month’s salary for each year of employment or a portion thereof.  The liability for all of its employees in Israel is fully provided by an accrual and by monthly deposits with insurance companies and other financial institutions.  The deposited funds include profits accumulated up to the balance sheet date.  The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements.  The value of these deposited funds is recorded as an asset in the Company’s consolidated balance sheets.

Severance expenses for the years ended December 31, 2005, 2006 and 2007 amounted to approximately $533,000, $340,000 and $603,000, respectively.

20.  Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

In July 2006, the FASB issued FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 defines the threshold for recognizing the benefits of tax return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority.  The recently issued literature also provides guidance on derecognition, measurement and classification of income tax uncertainties, along with any related interest and penalties.  FIN 48 also includes guidance concerning accounting for income tax uncertainties in interim periods and increases the level of disclosures associated with any income tax uncertainties.  Pursuant to the provisions of FIN 48, the differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption would be accounted for as a cumulative effect adjustment recorded to the beginning balance of retained earnings.  FIN 48 is effective for fiscal years beginning after December 15, 2006.

Effective January 1, 2007, the Company adopted the provisions of FIN 48.  The Company files U.S. federal income tax returns and Israeli income tax returns, as well as income tax returns for New York State and New York City.  The Company may be subject to examination by the U.S. Internal Revenue Service and the New York State and New York City revenue authorities from inception of operations due to net operation loss carry forwards generated in past years.  The Company may also be subject to examination by the Israeli tax authorities for the years 2003 through 2006.

The adoption of FIN 48 and its subsequent application has not had a material impact on the Company’s consolidated financial statements.

21.  Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and short–term investments.  The Company’s cash and cash equivalents and short-term investments are invested in banks, money market funds with major international financial institutions, commercial paper and auction rate securities.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE B—SIGNIFICANT ACCOUNTING POLICIES (Continued)

Such cash and cash equivalents and short–term investments in the United States may not be insured or may be excess of insured limits and insurance in other jurisdictions varies.  Management believes that the Company’s cash and cash equivalents are financially sound are minimal credit risks exist.  Recent uncertainty in credit markets has adversely impacted the Company’s ability to convert its only short-term investment in an auction rate security at December 31, 2007, notwithstanding the AAA credit rate of the security (see Note C).

In 2005 and 2006 all revenues were derived from agreements with General Dynamics C4 Systems, Inc.  In 2007, all revenues were derived from an agreement with Israel Aerospace Industries Ltd. (See Note M-5).

22.  Recently Issued Accounting Pronouncements in the United States

In June 2007, the Emerging Issues Task Force of the FASB (“EITF”) reached a consensus on Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities (EITF 07-3).  EITF 07-3 requires that non-refundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized.  The deferred amounts would be recognized as an expense as the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided.  This pronouncement is effective for financial statements issued for fiscal years beginning after December 15, 2007 and earlier application is permitted.  EITF 07-3 is to be applied prospectively for new contracts entered into on or after the effective date.  The adoption of this pronouncement is not expected to have a material effect on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”).  This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value.  Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures.  SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations.  The statements does not apply to accounting standard that require or permit measurement similar to fair value but are not intended to measure fair value.  This pronouncement is effective for fiscal years beginning after November 15, 2007.

On February 12, 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157 (the FSP).  The FSP amends FASB Statement No. 157, Fair Value Measurements (Statement 157), to delay the effective date of Statement 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (that is, at least annually).  For items within its scope, the FSP defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.

The Company is currently evaluating the effect that the adoption of SFAS 157 will have on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159).  SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value.  The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings.  SFAS No. 159 is effective for the company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted.  The Company is currently evaluating the impact that SFAS No. 159 will have on its consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE C—SHORT-TERM INVESTMENTS

Short-term investments at December 31, 2006 and 2007, are comprised as follow:

	December 31,
	2006	2007

Commercial papers	$16,254,000	$—

Auction rate Securities	14,250,000	1,160,000
	$30,504,000	$1,160,000

As of December 31, 2007, the Company’s short-term investments of $1,160,000 represent an AAA rated auction rate security with a face value of $2,000,000.  Recent uncertainties in the credit markets have resulted in unsuccessful auctions, since the third quarter of 2007, for such security.  The interest on this auction rate security continues to be paid monthly at an increased rate.

The Company examined the value of the auction rate security in the failed auction and assessed it for impairment in accordance with FAS 115 and FASB Staff Position FAS 115-1/124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”.  Since the Company believes that the subsequent failed auctions and the continuing decline in the bids from the ultimate debtor are reflecting an impairment of the underlying assets securing the auction rate security at the balance sheet date, the Company recorded, based on the most current bids, a valuation reserve of $840,000 on such auction rate security.

In addition, since the Company has no certainty about its ability to hold the auction rate security until recovery, if such will occur, its current classification, as short term, seems to continue to be appropriate.

The interest rate on the Company’s auction rate security held on December 31, 2006 and 2007 was 5.3% and 5.47%, respectively.

NOTE D—RESTRICTED CASH AND DEPOSITS

As of December 31, 2007, the Company’s consolidated balance sheet includes restricted cash and deposits aggregating approximately $5,700,000, which represents amounts held on deposit with banks as security for letters of credit and guarantees issued by such banks primarily to Company suppliers.  Included in such amount is a one year time deposit in the amount of $4,560,000, which was issued in January 2007 as security for a stand by letter of credit provided by the bank to a supplier of equipment and components in order to guaranty recovery of certain investments by the supplier - principally in equipment to be used exclusively in the manufacture of components for the Company 24/7 Power Pack.  Under the terms of a purchase agreement, title to the equipment covered by the stand by letter of credit will pass to the Company upon full recovery of the cost of such equipment through purchases of components or draws against the letter of credit, based on formulas set forth in the purchase agreement.  Such letter of credit expires in March 2012 (see Note I).

NOTE E—INVENTORIES

Inventories consists of the following:

	December 31,
	2006	2007

Raw materials and components	$—	$7,830,000

Finished goods	—	979,000
	$—	$8,809,000

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE F—PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consists of the following:

	December 31,
	2006	2007

Machinery and equipment	$25,901,000	$62,203,000
Computers	1,739,000	1,625,000
Furniture and office equipment	432,000	464,000
Vehicles	20,000	—
Leasehold improvements	3,570,000	3,752,000
	31,662,000	68,044,000
Less accumulated depreciation and amortization	4,344,000	6,341,000
	$27,318,000	$61,703,000

As of December 31, 2007, the machinery and equipment include $2,230,000 equipment that was accounted for as a capital lease obligation (see note I).  Accumulated depreciation and amortization at December 31, 2007 includes $20,000 with respect to such machines.

In connection with the establishment of the Company’s production facilities, as of December 31, 2006 and 2007, the Company had recorded property, plant and equipment aggregating approximately $18,056,000 and $40,815,000, respectively, which was not subject to depreciation.  Materials, Payroll and other costs incurred during the construction that are direct incremental costs necessary to bring such assets to the condition of their intended use are capitalized to the cost of such assets.  These costs include capitalized materials of $4,489,000, and capitalized labor and other costs totaling $1,101,000 for the year ended December 31, 2007, and capitalized labor of $232,000 and capitalized interest of $36,000 for the year ended December 31, 2006.  Capitalized labor of $58,000 and capitalized interest of $28,000 were recorded for the year ended December 31, 2005.  See Note M-6 for a commitment regarding these production facilities.

Depreciation and amortization expense on property and equipment for the years ended December 31, 2005, 2006 and 2007 amounted to $871,000, $1,539,000 and $3,262,000 respectively.

NOTE G—INTANGIBLE ASSETS, NET

As of December 31, 2006 and 2007, the Company’s intangible assets consisted of goodwill and fuel cell technology intangible assets.

The following table summarizes the cost and related accumulated amortization for intangible assets that are subject to amortization.

	December 31,
	2006	2007
Cost:

Fuel Cell technology assets	$1,045,000	$1,045,000
Accumulated amortization	789,000	997,000
Property and equipment, net	$256,000	$48,000

The Company recorded amortization expense of $208,000 for the each of the years ended December 31, 2005, 2006 and 2007.  Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for the year ending December 31, 2008 is $48,000.

The Company has also reassessed the useful lives of its other intangible assets previously recorded in connection with earlier purchase acquisitions.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE H—ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2006	2007

Employees and related liabilities	$2,166,000	$1,464,000
Current portion of obligation under a capital lease	—	649,000
Deferred income and Deferred development agreements cost, net	185,000	469,000
Professional services	227,000	364,000
Issuance costs (Notes K, L)	26,000	130,000
Subcontractors and consultants	231,000	120,000
Other	161,000	144,000
	$2,996,000	$3,340,000

NOTE I—OTHER LIABILITIES

As of December 31, 2007 the Company’s other liabilities include the long-term portion of capital lease obligation in the amount of $1,581,000.  On January 12, 2007, the Company and one of its suppliers of equipment and components (the “Supplier”) entered to an agreement pursuant to which the Company will order from the supplier and the supplier will sell to the Company certain components for the Company’s 24/7 Power Pack.  Furthermore, under the agreement, the supplier will invest in equipment to be used exclusively to manufacture these components.  Title to such equipment will pass to the Company upon full recovery of the cost of such equipment through purchases of components.  In order to secure the Company’s obligation to purchase a sufficient amount of components to enable the supplier to recover its investment, based on a formula included in the agreement, the Company has provided a letter of credit to Filtertek (see Note D).  In accordance to EITF 01-8 “Determine Whether an Arrangement Contains a Lease,” and SFAS 13 “Accounting for Leases” the Company has accounted for this arrangement as a capital lease and has recorded the present value of future payments as property equipment, with a corresponding amount as obligation under a capital lease.

The following summarizes the Company’s future minimum lease payments under its capital lease obligation, as of December 31, 2007:

2008	$649,000
2009	1,165,000
2010	416,000
2,230,000
Less current portion	649,000
Total long term debt	$1,581,000

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE J—SENIOR CONVERTIBLE NOTES

1.  Issuance of Notes

In July and August 2005, the Company issued $49,000,000 aggregate principal amount of 6% Senior Convertible Notes (the “Notes”) due 2010 in a private placement, less issuance costs aggregating approximately $3,159,000 (see below for a discussion of the exchange of the Notes for common stock).  Interest on the Notes was payable quarterly.  The Notes were issued at par.  The Notes did not have the benefit of any sinking fund and were convertible prior to maturity or redemption into shares of the Company’s common stock at a conversion rate of 57.8035 shares per $1,000 principal amount of Notes (or an initial conversion price of $17.30 per share).  The Notes were callable by the Company after two years if the closing price of its stock for at least 20 trading days within a period of 30 consecutive trading days immediately prior to the notification date of such redemption exceeds $27.68, subject to adjustment.  Of the total $49,000,000 aggregate principal amount of Notes issued, $7,000,000 aggregate principal amount of Notes were issued pursuant to the exercise in July 2005 of a 30-day option that was granted to the initial purchaser (the “Note Option”) in connection with the issuance of the first $38,000,000 aggregate principal amount of Notes.  The remaining $4,000,000 aggregate principal amount of Notes were issued and sold directly to a group of affiliated investors in a private placement.

In accordance with APB No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” and EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”), $345,000 of the proceeds of the first $38,000,000 of Notes was allocated to the Note Option, based on the relative fair values of the securities at time of issuance.  Amounts allocated to the Note Option are accounted for as liabilities as the Note Option is not indexed to the Company’s own stock in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company’s Own Stock” (“EITF 00-19”) but instead to a debt instrument.  In addition, in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” the Note Option was evaluated and determined not be a derivative financial instrument as the Note Option does not provide for net settlement terms or for other means that could provide the holder with net settlement.  The carrying value of the Note Option of $345,000 was credited to the proceeds of the $7,000,000 of Notes issued upon its exercise.

In accordance with EITF 00-27, the commitment date for purpose of measuring the intrinsic value of a conversion option in connection with the issuance of: (a) the $38,000,000 aggregate principal amount of Notes is the date the purchase agreement for this amount was signed, (b) the $7,000,000 aggregate principal amount of Notes is the date the Note Option was exercised, and (c) the $4,000,000 aggregate principal amount of Notes, is the date the offering of this amount was completed.  Beneficial conversion features aggregating approximately $267,000 were recorded on the $7,000,000 aggregate principal amount of Notes and the $4,000,000 aggregate principal amount of Notes because the effective conversion prices of such Notes were lower than the fair value of the Company’s common stock on the commitment dates.  There was no beneficial conversion feature on the first $38,000,000 aggregate principal amount of Notes.  Prior to the exchange of the Notes described below, the Company recorded interest expense from the amortization of the beneficial conversion features of approximately $20,000.

As mentioned above, the Company incurred debt issuance costs totaling approximately $3,162,000 in connection with the issuance of the Notes.  In accordance with APB 21, “Interest on Receivable and Payables,” the Company recorded the debt issuance costs as a deferred charge on its balance sheet and amortized, prior to the exchange of the Notes described below, such costs based on the interest method over the original term of the Notes.

2.  Exchange of Notes

On April 26, 2006, the Company completed an exchange of its common stock for its outstanding Notes whereby holders of $46,582,000 in principal amount of the Notes, exchanged their Notes for an aggregate of 2,948,806 shares of the Company’s common stock.  This number includes 256,201 shares of common stock, valued at $30 per share, in lieu of future interest payments had such Notes remained outstanding until their maturity, after giving effect to an eighteen month waiver of such payments.  On May 8, 2006, the Company completed a second exchange of its common stock for its outstanding Notes whereby holders of the remaining $2,418,000 in principal amount of the Notes, exchanged their Notes for an aggregate of 153,068 shares of the Company’s common stock.  This number includes 13,299 shares of common stock, valued at $30 per share, in lieu of future interest payments had such Notes remained outstanding until their maturity, after giving effect to an eighteen month waiver of such payments.  In accordance with Statement of Financial Accounting Standards No. 84  “Induced Conversion of Convertible Debt, an amendment of APB Opinion No. 26,” the Company recorded financing charges related to the exchange transactions of approximately $8,491,000, which consists of the value of the shares issued in lieu of future interest payments of approximately $8,266,000, amortization of the remaining balance of the beneficial conversion features of  approximately $220,000 and out of pocket costs incurred in connection with the exchange transactions. The Company recorded the remaining unamortized balance of the debt issuance costs as of the dates of the exchanges of approximately $2,747,000 as a reduction to additional paid-in capital.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE K—SERIES A PREFERRED STOCK AND SHARE LEND

1.  Series A Preferred Stock

In November and December 2006, the Company issued 5,750 shares of its 7.25% Series A Cumulative Convertible Perpetual Preferred Stock (“Preferred Stock”) for aggregate gross proceeds of $57,500,000, less issuance costs aggregating approximately $3,910,000.  The annual cash dividend on each share of Preferred Stock is $725 and is payable quarterly, in arrears, commencing on February 15, 2007.  Each share of Preferred Stock is convertible at the holder’s option at any time into 347.2222 shares of MTL’s common stock (which is equivalent to an initial conversion price of $28.80 per share).  On or after November 20, 2009, if the closing price of the Company’s common stock exceeds 150% of the conversion price for 20 trading days during any consecutive 30 trading day period, the Company may cause the conversion of the Preferred Stock into common stock at the prevailing conversion rate.  The terms of the Preferred Stock preclude the Company from paying dividends or making other distributions on its common stock if there are any accumulated and unpaid dividends on the Preferred Stock.  Of the total $57,500,000 of Preferred Stock issued, $7,500,000 was issued pursuant to the exercise of a 75-day option that was granted to the initial purchaser (the “Preferred Option”) in connection with the issuance of the first $50,000,000 of Preferred Stock.  As of December 31, 2007, the Preferred Stock had not been registered for resale with the SEC.  See Note K-2 for discussion of concurrent offering of common stock in connection with a share lending agreement.

From January 1 through December 31, 2007, the Company declared and paid quarterly cash dividends aggregating approximately $4,128,000 on its Preferred Stock.  In February 2008, subsequent to the balance sheet date, the Company declared a quarterly cash dividend of approximately $1,042,000 on its Preferred Stock.

In accordance SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS150”) and EITF D-98 “Classification and Measurement of Redeemable Securities” (“EITF D-98”), the Company has classified the net proceeds from the issuance of the Preferred Stock outside of permanent equity.  Proceeds of $1,024,000 from the initial 5,000 shares of Preferred Stock issued were allocated to the Preferred Option, based on the fair value of the Preferred Option at time of issuance.  The amount allocated to the Preferred Option was accounted for as a liability, with changes in its fair value being charged to interest income.  In respect of the Preferred Stock, there is no beneficial conversion feature that warrants separate accounting under EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.”

2.  Share Lend

On November 15, 2006, concurrent with the Company’s offering of its Preferred Stock the Company issued 1.5 million shares of its common stock in an offering registered under the Securities Act of 1933. The shares of common stock issued were loaned to an affiliate of Citigroup Global Markets Limited (‘CGML”) under a 5-year share lending agreement.  The only consideration received by the Company was a share lending fee of $.01 per share, or an aggregate of $15,000, which has been included in Common Stock at December 31, 2006 and 2007. The loaned shares were used by CGML to promote the sale of the Preferred Stock by facilitating hedging transactions that may be undertaken by purchasers of the Preferred Stock. The shares that the Company has lent to the affiliate of CGML are reflected as issued and outstanding at December 31, 2006 and 2007. The Company has determined that the share lending agreement is not a derivative instrument that would require accounting separate from the Preferred Stock and, accordingly, has recognized the net effect on stockholder’s equity of the 1,500,000 shares issued pursuant to the share lending agreement, which includes the requirement that the shares be returned no later than November 20, 2011, equal to the $15,000 fee received upon lending of the shares.

SFAS 150 provides that entities that have issued mandatorily redeemable shares of common stock or entered into forward contracts that require physical settlement by repurchase of affixed number of the issuers equity shares of common stock in exchange for cash shall exclude the common share to be redeemed or repurchased in calculating basic and diluted earnings per share. Accordingly, the 1,500,000 shares of common stock issued pursuant to the share lending agreement are excluded from the calculation of the Company’s basic and diluted net loss per share for the year ended December 31, 2007.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE L—STOCKHOLDERS’ EQUITY

1.  Share Capital

Each stockholder is entitled to one vote for each share of common stock owned by that stockholder on all matters properly submitted to the stockholders for their vote.  Stockholders owning or controlling more than 50% of the shares can elect all of the directors.

In November, 2007, the Company entered into an Equity Distribution Agreement (“the Agreement”) with UBS Securities LLC (“UBS”).  The Agreement provides that the Company may offer and sell shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to $35,000,000 (the “Shares”) from time to time through UBS, as sales agent. Under the terms of the Agreement, the Company may also sell Shares from time to time to UBS as principal for its own account at a price to be agreed upon at the time of sale. The terms of the Agreement do not obligate the Company to sell any minimum number of Shares through or to UBS. In November and December 2007, the Company issued 1,314,198 shares of its common stock for aggregate gross proceeds of $17,692,000 less issuance costs aggregating approximately $871,000. Additionally, from January 1 through March 14, 2008, subsequent to the balance sheet date, the Company issued pursuant to the agreement an additional 929,685 shares of its common stock for aggregate gross proceeds of $11,202,000 less issuance costs aggregating approximately $337,000, bringing the aggregate proceeds through March 14, 2008 to $28,894,000, less issuance costs aggregating approximately $1,208,000.

2.  Stock Options Plans, Stock Options, Warrants and Restricted Stock

In 1999, the Company’s Board of Directors approved the 1999 Stock Option Plan, and reserved 1,000,000 shares of common stock for issuance as stock options or stock appreciation rights pursuant to the plan.  The plan provides for the issuance of both incentive and nonqualified stock options. During the years ended December 31, 2000 through December 31, 2006, the Company’s Board of Directors and its stockholders at the Annual Meetings of the Stockholders increased the number of shares of common stock reserved under the 1999 Stock Option Plan to an aggregate of 5,000,000 shares.

In 2007, the Company’s Board of Directors approved the Company’s 2007 Equity Incentive Plan, and reserved 1,000,000 shares of common stock for issuance of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards pursuant to the plan.

As of December 31, 2007, there were outstanding options to purchase approximately 2,156,000 shares of the Company’s common stock and 399,500 options were available for future grants pursuant the 2007 Equity Incentive Plan.

In July, 2006, the Company granted options to purchase an aggregate of 706,500 shares of its common stock to employees, officers and directors of the Company. Such options are exercisable at $20.98 (the market price of the Company’s common stock on the grant date), vest after one year and expire after four years.  The Company estimated the fair value of those options, using the Black-Scholes option pricing model, to be approximately $6,512,000.

The Company estimates the fair value of stock based awards, accounted for in accordance with SFAS 123 (R), using the Black-Scholes option pricing model for all grants made subsequent to January 1, 2006 using the following weighted average assumptions for the year ended December 31, 2006:

Dividend yield	0%
Expected term (years)	3.20
Risk free interest rate	4.75%
Volatility	60%
Forfeiture rate	0.36%
Fair value at grant date	$9.46

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE L—STOCKHOLDERS’ EQUITY (Continued)

During the year ended on December 31, 2007, the Company granted options to purchase an aggregate of 775,000 shares of its common stock under its 2007 Equity Incentive Plan to employees, officers and directors of the Company.  The following table sets forth the terms of such grants:

Grant Date	Exercise Price*	Number of options granted	Vesting period years	Expiration period years

January, 2007	$17.39	10,000	1.00	4.00
March, 2007	17.61	6,000	1.00	4.00
June, 2007	14.90	254,000	1.00	4.00
June, 2007	13.83	2,500	0.51	4.00
June, 2007	13.83	2,500	1.51	4.00
July, 2007	14.23	330,500	1.00	4.00
August, 2007	11.19	165,000	1.00	4.00
October, 2007	$13.15	4,500	1.00	4.00
		775,000

* The market price of the Company’s common stock on the grant date.

The Company accounts for options granted to employees, officers and directors in accordance with SFAS 123(R).  SFAS 123(R) provides that share based compensation is based on the grant-date fair value estimate and is recognized over the vesting term of the options, net of an estimated forfeiture rate.  Using the Black-Scholes option pricing model with the assumptions set forth below, the Company has estimated the aggregate fair value of such options granted during the year ended December 31, 2007 to be approximately $4,725,000, less estimated forfeitures of $56,000.

Dividend yield	0%
Expected term (years)	2.28-3.80
Risk-free interest rate	4.0%-4.92%
Volatility	58%-61%
Forfeiture rate	0%-3.43%

In July, 2007, the Company granted options to purchase an aggregate of 5,000 shares of its common stock under its 2007 Equity Incentive Plan to a non-employee consultant.  Such options are exercisable at $14.23 (the market price of the Company’s common stock on the grant date), vest in full upon grant and expire after three years. The Company accounted for such options in accordance with SFAS 123(R) and EITF 96-18. Using the Black-Scholes option pricing model assuming a 4.91% risk free interest rate, 0% dividend yield, expected term of 3 years and 65% volatility, the Company has estimated the fair value of such options to be approximately $33,000.

In July, 2007, the Company granted 50,000 shares of restricted stock under its 2007 Equity Incentive Plan to each of its Chairman and Chief Executive Officer and its Deputy Chairman and Chief Operation Officer (both of whom are Principal Stockholders of the Company). Such shares of restricted stock shall vest in full after one year. The Company accounted for such shares of restricted stock in accordance with SFAS 123(R). Using the Black-Scholes option pricing model assuming a 4.91% risk free interest rate, 0% dividend yield, expected term of 1 year and 66% volatility, the Company has estimated the fair value of such shares of restricted stock to be approximately $1,419,000.

In June, 2007, the Company entered into a Finder’s Fee agreement with The Brannock Group, LLC, (“Brannock “) (the “Agreement”), pursuant to which Brannock will advise and assist the Company with respect to, identifying, locating, selecting and entering into manufacturing and/or distribution arrangements in China. The Agreement provides for the Company to grant warrants to purchase 320,000 shares of Company’s common stock to Brannock, in three tranches, subject to the achievement of specific milestones stipulated in the agreement and at an exercise price equal to the last reported closing price per share on the date of the grant of each of such respective tranche. In August, 2007, the Company entered into memo of understanding that calls for the introduction of the Company’s fuel cell Power Pack into the Greater China market (the “MOU”).  Pursuant to the terms of the

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE L—STOCKHOLDERS’ EQUITY (Continued)

Agreement, the first tranche of 20,000 warrants were granted to Brannock upon the entering into of the MOU. Such warrants are exercisable at $11.37 (the market price of the Company’s common stock on the grant date), vest in full upon grant date and expire after four years. The Company accounted for such options in accordance with SFAS 123(R) and EITF 96-18. Using the Black-Scholes option pricing model assuming a 4.59% risk free interest rate, 0% dividend yield, expected term of 4 years and 61% volatility, the Company has estimated the fair value of such options to be approximately $115,000.

During the year ended December 31, 2007, the Company recorded compensation costs related to such grants of options, warrants and shares of restricted stock described above of $6,564,000. Such costs include $5,470,000 which was recorded as selling, marketing, general and administrative expenses during year ended December 31, 2007 and $1,093,000 which was recorded as research and development costs during the same period.

During the year ended December 31, 2006, the Company recorded compensation costs of $2,999,000 related to such grants of stock options and warrants, of which $2,024,000 was recoded as selling, marketing, general and administrative expense and $975,000 was recorded as research and development costs.

The following table presents the Company’s stock option activity for employees, officers and directors of the Company for the years ended December 31, 2005 through 2007:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2004	3,026,000	$9.24
Granted	473,500	14.93
Exercised	(372,500)	7.59
Forfeited or expired	(4,500)	14.09
Outstanding at December 31, 2005	3,122,500	$10.29
Granted	706,500	20.98
Exercised	(2,240,000)	8.55
Forfeited or expired	(205,000)	16.53
Outstanding at December 31, 2006	1,384,000	$17.62
Granted	775,000	13.86
Exercised	(9,000)	13.70
Forfeited or expired	(41,000)	16.67
Outstanding at December 31, 2007	2,109,000	$16.27
Number of options exercisable at December 31, 2007	1,341,000	$17.66
Vested and expected to vest at December 31, 2007	2,099,000	$16.29
Vested and expected to vest at December 31, 2006	1,381,792	$17.61

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE L—STOCKHOLDERS’ EQUITY (Continued)

The following table summarizes information about options to employees, officers and directors outstanding at December 31, 2007 under the plans:

Options Outstanding				Options Exercisable
Exercise Price	Outstanding at December 31, 2007	Remaining contractual life years	Exercise prices	Exercisable at December 31, 2007	Exercise prices
$13.08	251,000	0.84	$13.08	251,000	$13.08
14.93	405,000	1.66	14.93	405,000	14.93
20.98	682,500	2.55	20.98	682,500	20.98
13.83	5,000	3.49	13.83	2,500	13.83
17.39	10,000	3.01	17.39	—	—
17.61	6,000	3.20	17.61	—	—
14.90	254,000	3.43	14.90	—	—
14.23	326,000	3.55	14.23	—	—
11.19	165,000	3.61	11.19	—	—
$13.15	4,500	3.75	$13.15	—	—
	2,109,000			1,341,000

As a result of adopting SFAS 123(R) on January 1, 2006, the Company’s net loss is $6,416,000 and $2,900,000 greater than if the Company had continued to account for share-based compensation under Accounting Principles Board Opinion No. 25 (“APB 25”) in the years ended December 31, 2007 and 2006, respectively.  Basic and diluted net loss per share for the years ended December 31, 2007 and 2006 is $ (.19) and $(.09), respectively, greater than it would have been if the Company had continued to account for share-based compensation under APB 25.

As of December 31, 2006 and 2007, there were unrecognized compensation costs of $3,571,000 and $3,131,000, respectively, related to stock options that are expected to be recognized in future periods.

The following table summarizes information about options and warrants granted to non-employees that were outstanding and exercisable at December 31, 2007:

Options and Warrants Outstanding and Exercisable
Exercise Price	Outstanding at December 31, 2007	Remaining contractual life years	Exercise prices
$13.08	5,000	0.84	$13.08
12.30	20,000	0.80	12.30
14.93	17,000	1.66	14.93
14.23	5,000	2.55	14.23
14.93	30,000	1.67	14.93
16.87	12,000	1.67	16.87
14.46	3,000	1.97	14.46
$11.37	20,000	3.58	$11.37
	112,000

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE L—STOCKHOLDERS’ EQUITY (Continued)

During the year ended December 31, 2005, 2006 and 2007, the Company recorded costs related to the issuance of stock options and warrants to non-employees of the Company of approximately, $1,088,000, $99,000 and $148,000, respectively.  The Company used the Black-Scholes option pricing model to estimate the fair value of options granted to non-employees of the Company using the following assumptions:

	Year ended December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2007
Dividend yield	0%	0%	0%
Risk-free interest rate	4.0% – 4.4%	4.7% – 4.8%	4.59% – 4.91%
Expected term (years)	2.0 – 4.0	1.8 – 3.0	3.0 – 4.0
Volatility	41% – 71%	58% – 59%	61% – 65%

During the years ended December 31, 2005 and 2006 the Company granted options to purchase 60,000 and 80,000 shares of the Company’s common stock, respectively, to each of its Chairman and Chief Executive Officer and its Deputy Chairman and Chief Operation Officer (principal stockholders of the Company).

See Note B-14 for discussion of the pro forma effect of applying SFAS No. 123 to employee stock options.

NOTE M—COMMITMENTS AND CONTINGENT LIABILITIES AND STRATEGIC AGREEMENTS

Commitments and contingent liabilities

1.  CellScan License — Medis El acquired the rights to the CellScan in August 1992 by assignment from Israel Aerospace Industries Ltd. (formerly know as Israel Aircraft Industries) (“IAI”) of a license from Bar Ilan University (the “University”) to IAI.  Medis El paid IAI $1,000,000 in consideration of the assignment of the license and for certain tooling and equipment.  The license is a perpetual worldwide license to develop, manufacture and sell the CellScan, and to sublicense the right to manufacture and sell the device.  The license includes all rights to the University’s CellScan patents, know-how and inventions including any subsequently acquired, and all improvements thereto.  Medis El is obligated to pay the University a royalty for a twenty-year period beginning in 1995.  For the first ten years, the royalty is at the rate of 6.5% of proceeds of sales (after deducting sales commissions and other customary charges) and 4.5% on any fees received from granting territorial rights.  The royalty for the second ten-year period is 3.5% on all revenues whether from sales or fees.  In addition to such royalty payments, the Company is required to grant $100,000 to the University during the first year that the Company’s after-tax profits exceed $300,000.  On July 26, 2007, Medis El assigned all of its intellectual property rights to the CellScan, including the Cell Carrier, CKL and delegated its royalty payment commitments to CKL.  No royalties were required to be paid during the three years ended December 31, 2007.

2.  Other Royalties — In consideration of grants by the State of Israel, Medis El is obligated to pay royalties of 3% of sales of products developed with funds provided by the State of Israel until the dollar linked amount equal to the grant payments received by Medis El is repaid in full.  All grants received from the State of Israel related to the CellScan and Neuritor technologies.  Total grants received, net of royalties paid as of December 31, 2002, aggregate $2,601,000 (of which $2,247,000 are related to the Cellscan), which includes those received by IAI relating to such technologies of $805,000.  On July 26, 2007, in connection with its transfer to CKL of its intellectual property rights to the CellScan, including the Cell Carrier, Medis El delegated its royalty payment commitments to CKL.  No royalties were required to be paid during the three years ended December 31, 2007.

3.  Lease Commitments — MTL’s office space is provided to MTL for an annual rental fee of approximately $100,000, by a company which is controlled by the chairman and chief executive officer and by the deputy chairman and chief operating officer of MTL.  The sublease is on a month to month basis.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE M—COMMITMENTS AND CONTINGENT LIABILITIES AND STRATEGIC AGREEMENTS (Continued)

Medis El and More Energy are committed under leases for its facilities, which provide aggregate space of approximately 56,100 square feet.  The leases covering approximately 44,800 square feet of such facilities have terms of up to five years until November 30, 2009 with two options of duration of 30 months each extending to November 30, 2014.  The lease covering approximately 2,600 square feet has a term of five years until October 31, 2008.  The lease covering approximately 4,900 square feet has a term of four years until April 10, 2010.  The lease covering approximately 3,800 square feet has a term until February 28, 2009.  Medis El has collateralized its obligations under such leases up to an aggregate of approximately $496,000 by obtaining a bank guarantee in favor of the lessor.  Such guarantee is secured by Medis El’s cash and deposits with the bank from time to time.

Pursuant to the lease agreements for the facilities in Lod, Israel, the landlord agreed to reimburse the Company for a specified amount per square foot for leasehold improvements (the “Leasehold Incentives”).  In accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases” and FTB 88-1, “Issues Relating to Accounting for Leases”, the leasehold improvements are recognized in Property and Equipment, with the corresponding reimbursement recognized as Leasehold Incentive Obligations.  The amount of the incentive, which aggregates approximately $1,292,000 from the inception of the lease agreements through December 31, 2007, is being amortized on a straight-line basis over the lease term as a reduction of rental expenses.  The leasehold improvements in property, plant and equipment are being amortized over the shorter of lease terms or the estimated useful life of the asset.  The Leasehold Incentive Obligations, net of amortization, were reflected as an adjustment to reconcile net loss to net cash used in operating activities in the consolidated cash flow statement.

During the years ended December 31, 2005, 2006 and 2007, the Company incurred expenses under its facility lease commitments in Israel aggregating approximately $259,000, $387,000 and $551,000, net of amortization of leasehold incentive obligations in 2005, 2006 and 2007 of approximately $204,000, $248,000 and $276,000, respectively.

In addition, the Company is committed under vehicle lease with various termination dates in 2007 through 2009.

Future minimum operating lease (facility and vehicle) payments for the next three years and thereafter are as follows:

Operating Leases
2008	$1,490,000
2009	1,029,000
2010	112,000
Total future minimum lease payments	$2,631,000

4.  Shareholder class action — On April 23, 2007, a putative class action was initiated against the Company and its CEO, among others.  Thereafter, on September 10, 2007, plaintiffs filed the First Amended Class Action Complaint (the “Amended Complaint”).  The Amended Complaint essentially alleges that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by issuing a false and misleading press release on April 13, 2007 (the “April 13 Press Release”), stating that the Company had begun “commercial sales” of “Microsoft-Branded” PowerPacks to Microsoft.  The announcement is alleged to have caused a temporary fluctuation in the stock price, causing the stock to trade from $ 18.29 to as high as $24.10 per share before closing at $20.32 per share.  Plaintiffs allege that the April 13 Press Release was misleading because it failed to specifically state that the sale to Microsoft was for a small quantity and that Microsoft intended to use the PowerPacks as give-aways.  Moreover, plaintiffs allege, the units were not Microsoft branded.  However, the April 13 Press Release explicitly conveyed the landmark importance of the sale to the Company and the fuel cell industry, and the Company has vigorously denied any allegations of wrongdoing, standing by the truth of its April 13 Press Release.  Plaintiffs’ putative class includes those who “purchased the common stock, call options, and/or sold put options of Medis for the time period April 13, 2007 through April 17, 2007.”

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE M—COMMITMENTS AND CONTINGENT LIABILITIES AND STRATEGIC AGREEMENTS (Continued)

Discovery was stayed as per the Private Securities Litigation Reform Act, and on November 20, 2007, defendants filed a Motion to Dismiss the Amended Complaint (the “Motion to Dismiss”), arguing that the First Amended Complaint failed as a matter of law because it did not allege “scienter,” i.e., that defendants acted with a culpable intent.  Defendants argued, among other things, that plaintiffs could not allege any reason why the defendants would seek to temporarily inflate the Company’s stock price.  Plaintiffs opposed the Motion to Dismiss on January 28, 2008, arguing, among other things, that scienter was properly pled because defendants knew or should have known that they were misrepresenting material facts.  Plaintiffs further asked the Court for permission to cross move to strike certain exhibits relied on by defendants and to convert the Motion to Dismiss into one for summary judgment, lifting the stay of discovery.  The Court denied Plaintiffs’ request, stating that it would consider those issues in due course when it ruled on the Motion to Dismiss.  Defendants’ reply papers on the Motion to Dismiss are due April 10, 2008.

The Company believes that the amended complaint is without merit and intends to continue to defend the action vigorously.

Strategic Agreements

5.  Fuel Cell Technology Cooperation Agreements — In April 2001, the Company entered into a mutually exclusive agreement with General Dynamics C-4 Systems, Inc. (“GD”) to develop and market fuel cells and fuel cell-powered portable electronic devices for the United States Department of Defense.

In May 2003, the Company entered into a second agreement with GD to design and develop on a best efforts basis a pre-production prototype of its fuel cell Power Pack for the ruggedized personal digital assistant system that GD is developing for the U.S. military (the “Agreement”).  The total price for the Company’s services provided for in the Agreement is $500,000, with an initial payment of $100,000 and the balance in accordance with the payment and performance milestones established in the Agreement through January 2005.  At the outset of the agreement, the Company expected that it will benefit from the development effort beyond the scope of the Agreement and the associated development costs, which were expected to exceed the $500,000 to be received.  The Company accounted for the Agreement as a fixed priced, best efforts research and development arrangement, and, as such, amounts received were deducted from research and development costs.  The Company received payments aggregating $500,000 from the inception of the Agreement through December 31, 2005.  During the years ended December 31, 2004 and 2005, the Company recorded approximately $147,000 and $130,000, respectively, as a credit to research and development expense, and from the inception of the agreement through December 31, 2005, the Company recorded $500,000 as credits to research and development expense related to the Agreement.

In August 2004, the Company received an additional order from GD to deliver five prototype fuel cell Power Packs and associated cartridges as power sources for 10 prototype tablet computers in support of the United States Air Force Wearable Computer Power Program.  The order provided for 10 milestone payments of $42,500 each through September 2005, totaling $425,000.  Since the payments from GD exceed costs incurred in connection with this agreement, the Company accounted for this agreement using contract accounting on a completed contract basis.  The Company made final delivery of the products under the order during the fourth quarter of 2005 and recorded revenues of $425,000 and cost of revenues of $262,000.

In October 2005, the Company received a new order from GD, for further research and analysis of Company’s fuel cell Power Packs, in the amount of $150,000.  Since at the outset of this agreement the payments from GD were expected to exceed costs incurred in connection with this agreement, the Company accounted for the order using contract accounting on a completed contract basis.  The Company made final delivery of the products under the order during the third quarter of 2006 and recorded revenues of $150,000 and cost of revenues of $98,000.

In October, 2007, the Company entered into an additional agreement with GD to develop a 20 Watt fuel cell power pack in support of the U.S. Department of Defense Wearable Power Competition.  Under the agreement, the Company will design and develop a wearable power system for the individual soldier, to meet the requirements set forth in the competition entry specifications.  Pursuant to the agreement, GD is obligated to pay the Company an

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE M—COMMITMENTS AND CONTINGENT LIABILITIES AND STRATEGIC AGREEMENTS (Continued)

aggregate of $500,000 over a period of approximately 11 months, in five payments based on the completion of milestones.  During the year ended December 31, 2007, the Company has billed and received approximately $500,000, of which approximately $55,000 has been recorded as a credit to research and development expense and $445,000 has been deferred as of December 31, 2007.

In October 2006, the Company entered into an agreement with IAI, a principal stockholder of the Company, to develop an 800 watt fuel cell to electrically power Unmanned Air Vehicle systems (UAVs).  The contract provides for two phases of activity.  The first phase provides for the Company to develop a demonstration system which would pass functionality tests and which can be demonstrated to be redesignable to achieve the weight (6 kilograms) goals of the final system.  The first phase is funded by IAI paying the Company $400,000.  The Company has accounted for the order using contract accounting on a completed contract basis.  During the year ended December 31, 2007, the Company completed Phase I of the contract and recorded revenues of $400,000 and cost of revenues of $249,000.

In October 2006, the Company entered into a Memorandum of Understanding (“MOU”) with two Russian business groups, defining programs for the purchase of the Company’s 24/7 Power Packs and ultimately for those groups to establish a production line for the Company’s fuel cell products in Russia.  The two groups are: “ASPECT” - the Association for Advanced Technologies of Russia, and Tenzor MA, a Russian technology company primarily operating in the area of complex safety and fire control systems and management and control systems for major facilities such as nuclear power plants.  The parties have established a detailed milestone based program for the certification of the 24/7 Power Pack in Russia, its marketing and distribution in Russia and finally the establishment of a full production assembly capability by Tenzor for the Russian market.  The MOU provides that after satisfactory completion of testing on UL certified units, Tenzor would purchase 10,000 24/7 Power packs from the Company’s semi-automatic line in Israel to commence promotion and marketing of the product in Russia.  If the outcome of these promotional efforts are satisfactory to both parties, then the parties will move on to the next milestone which includes sales in Russia of 250,000 Power Packs per month and then the establishment of a Power Pack assembly and fuel facility at the Tenzor plant capable of producing 1.5 million Power Packs per month.  The transaction contemplates an investment by the Russian groups of approximately $25 million to build the automated production line in Russia and the purchase of certain components, including framed electrodes, power management and others from the Company.  In addition to the program relating to 24/7 Power Packs, the parties’ MOU contemplates their cooperation in the development of larger stationary fuel cells of approximately 2kW for development and sale in the Russian Federation.  As of December 31, 2007, the Company did not record any revenue or expense related to this MOU.

6.  Automated Line Production Agreement — In September 2005, the Company entered into a Capital Equipment Purchase Agreement with Komax Systems LCF SA (formerly know as Ismeca Europe Automation SA).  The Komax agreement calls for Komax to build an automated assembly line capable of producing up to 45 units per minute of operation, or 1.5 million units per month net output, of Company’s fuel cell Power Pack products.  The Agreement, as amended, provides for the Company to pay Komax an aggregate of approximately 20,608,000 Swiss Francs (approximately $16,908,000 based on currency exchange rates in effect on payment dates and on December 31, 2007) for constructing the line, which is to be operated at the Galway, Ireland facility of Celestica.  This amount may increase if the Company requests additional capabilities in the line.  From the inception of the agreement through December 31, 2007, the Company paid to Komax an aggregate of approximately $15,554,000 (19,085,000 Swiss Francs).  All such amounts are included in property, plant and equipment as of December 31, 2007.

In September 2005, the Company entered into a contract with Celestica, an international electronics manufacturing services (EMS) firm, to manage the Company’s high volume production line following its installation at Celestica’s Galway, Ireland facility.  This three-year agreement provides for Celestica to operate the line.  Celestica will also operate the Company’s fuel production facility in the same location.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE M—COMMITMENTS AND CONTINGENT LIABILITIES AND STRATEGIC AGREEMENTS (Continued)

7.  Distribution Agreements — In March 2004, the Company entered into a distribution agreement with Kensington Technology Group, a leading maker of computer accessories and a division of ACCO Brands, Inc.  Pursuant to the distribution agreement, among other things, the Company has granted Kensington the limited, exclusive right to market and distribute its Power Pack and other products using its fuel cell technology under the Kensington and Medis brand names.

In August 2004, the Company entered into a distribution agreement with Superior Communications for the distribution of the Company’s fuel cell Power Pack products through outlets not otherwise covered by the Company’s other distribution agreements.

In August 2004, the Company entered into a distribution agreement with ASE International Inc. for the distribution of the Company’s fuel cell Power Pack products through outlets not otherwise covered by the Company’s other distribution agreements.

In July 2005, the Company announced that ASE International had issued to a purchase order to the Company for delivery of 200,000 Power Packs a month for the first year of availability from its production and 400,000 Power Packs a month from the second year of production.

In October 2006, the Company entered into a worldwide distribution and commerce agreement with Quasar Business Solutions Inc, a provider of software solutions for the enterprise market,  to market and sell the Company’s 24/7 Power Pack to the Business to Business, Business to Consumer and directly to the Enterprise Market.  Quasar Business Solutions Inc. has placed an Initial Purchase Order with the Company for 1,000,000 units of the Company’s 24/7 Power Packs.

In November 2006, the Company entered into a worldwide distribution agreement with Northwest Charging Systems Inc (NCS), a power products supplier, to market and sell the Company’s 24/7 Power Pack.  NCS has placed an initial purchase order for 250,000 24/7 Power Packs.

As of December 31, 2007, the Company did not record any revenue or expense related to the above distribution agreements or orders.

8.  Cell Kinetics Rights Offering — On January 7, 2008, CKL, an indirect subsidiary of MTL, completed an over subscribed rights offering to the shareholders of MTL, to acquire shares and warrants of CKL.  Upon the consummation of the offering, MTL continued to own, indirectly through its lower tier subsidiaries approximately 82.5% of CKL and the participating MTL shareholders owned the balance.  On February 11, 2008, Cell Kinetics announced that it has received the ticker symbol of CKNTF for the quotation of its shares on the OTC Bulletin Board maintained by Nasdaq and, on March 12, 2008, Cell Kinetics announced that it has received the ticker symbol of CKNWF for the quotation of its four year warrants on the OTC Bulletin Board.

In furtherance of MTL’s plan to commercialize the Cell Carrier technology, Medis El assigned all of its intellectual property rights to the CellScan, including the Cell Carrier, to CKL on July 26, 2007.  MTL also has agreed to provide to CKL, over an 18 month period starting with the completion of the rights offering, an unrestricted capital contribution of up to $1,500,000 on an as needed basis.  Furthermore, in the event that such $1,500,000 capital contribution along with other available funds would be insufficient for CKL to carry-out its operations for at least one year from the completion of the rights offering, MTL has agreed to provide CKL with additional financing from time to time to ensure that CKL will have sufficient funds to carry out its operations for at least one year from the completion of rights offering.  Additionally, MTL and Medis El have agreed to provide office and laboratory facilities and administrative services to CKL at cost as a contribution to capital, for a period of at least 18 months form the completion of the rights offering.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE M—COMMITMENTS AND CONTINGENT LIABILITIES AND STRATEGIC AGREEMENTS (Continued)

In October 2007, CKL, granted options to purchase an aggregate of 506,750 shares of its ordinary shares to employees, officers, directors and to a non-employee consultant.  Such options are exercisable at $.30 per share and expire seven years from the date of the grant.  Of such options granted, 381,750 granted to employees, officers and to a non-employee consultant vest in equal installments on each of the first three anniversaries of the grant date.  The remaining 125,000 options granted to directors vest quarterly in equal installments in December 31, 2007, March 2008, June 2008 and September 2008.

9.  Investment in Scorpion Surgical Technologies, Ltd. — On July 16, 2007, CKL entered in to an agreement with Scorpion Surgical Technologies, Ltd. (“Scorpion”) whereby CKL agreed to acquire 20,000 shares which represents a 20% equity interest in Scorpion for $150,000, with $50,000 of such amount payable upon signing of the agreement and the remaining $100,000 payable in two equal installments subject to certain conditions set forth in the agreement.  The first 6,666 shares were acquired in July 2007, upon the Company’s payment of the first $50,000 installment.  Scorpion is an early-stage company in the field of orthopedic surgical instrumentation with particular emphasis upon spinal stabilization systems.  The chief executive officer of CKL is a director and co-founder of Scorpion.  The Company has recorded its investment in Scorpion as in-process research and development expense.

NOTE N—RELATED PARTY TRANSACTIONS

1.  Consulting Agreements — The Company has entered into consulting agreements with its Chairman and Chief Executive Officer and with its Deputy Chairman and Chief Operation Officer, principal stockholders of the Company.  Such agreements have initial terms through December 31, 2001 and provide for automatic extension on a year to year basis.  During the years ended December 31, 2005, 2006 and 2007, the Company incurred fees relating to its agreement with its Chairman and Chief Executive Officer of approximately $267,000, $295,000 and $315,000, respectively, as compensation for his services as an officer of the Company.  During the years ended December 31, 2005, 2006 and 2007, the Company incurred fees relating to its agreement with its Deputy Chairman and Chief Operating Officer of approximately $210,000, $270,000 and $289,000, respectively, as compensation for his services as an officer of the Company.

During the year ended December 31, 2002, the Company entered into a consulting agreement with a corporation wholly owned by its president, for selling, marketing and other promotional services.  Such agreement has an initial term through December 31, 2003 and provides for automatic extension on a year to year basis, unless otherwise terminated by the parties.  During each of the years ended December 31, 2005, 2006 and 2007, the Company incurred fees of approximately $144,000, as compensation for consulting services under such agreement.

2.  Administrative Services — Secretarial and bookkeeping services are provided to MTL through a costs sharing arrangement with a company that is controlled by the Chairman and Chief Executive Officer and with its Deputy Chairman and Chief Operating Officer of MTL.  During the years ended December 31, 2005, 2006, and 2007, fees for such services amounted to approximately $66,000, $69,000 and $74,000, respectively.  See Note M-3 regarding lease agreement with the same related party.

3.  Loans to Non-Executive Officers — As of December 31, 2007, the Vice President of Marketing, a non executive officer, owed the Company $164,000 under a secured promissory note dated on October 31, 2007.  The interest rate under such note is 4.11% per annum, which is equal to the applicable federal rate for short-term loans in effect on such promissory note date, interest is payable monthly and the loan is due on December 31, 2007.  On January 1, 2008, subsequent to the Balance Sheet Date, the Company and the Vice President of Marketing entered into an amendment to the October 31, 2007 note, whereby the due date of the note was extended to June 30, 2008 and the interest rate was reduced to 3.14% per annum, which is equal to the applicable federal rate for short-term loans in effect on such amendment date.  Upon any sale of stock issued pursuant to the exercise of certain warrants beneficially owned by the Vice President of Marketing, the difference between the sale price of the stock and the exercise price of the warrants was to be applied to prepay the outstanding principal and accrued interest on the Notes.  As of December 31, 2006, the Vice President of Marketing owed the Company $20,000 under a secured promissory note dated on December 4, 2006.  The interest rate on this loan was 4.97% per annum, which is equal to

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE N—RELATED PARTY TRANSACTIONS (Continued)

the applicable federal rate for short-term loans in effect on such promissory note date.  All Principal and interest on December 4, 2006 loan was paid in full in January 2007 in accordance with the terms of the note.

NOTE O—INCOME TAXES

a.            MTL (which files consolidated Federal income tax returns together with Medis Inc.) and its wholly owned subsidiaries are separately taxed under the domestic tax laws of the state of incorporation of each entity.

b.            Tax laws applicable to the companies in Israel:

Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

In accordance with the above law, results for tax purposes are measured and reflected in real terms in accordance with the changes in the Israeli CPI.

Commencing with the year 2008, the Company has elected to file its tax return under the Israeli Income Tax Regulations 1986 (Principles Regarding the Management of Books of Account of Foreign Invested Companies and Certain Partnerships and the Determination of Their Taxable Income).  Such an elective obligates the Company for three years.  Accordingly, commencing the year 2008, results for tax purposes will be measured in terms of earnings in dollars.

c.            Tax rates applicable to companies in Israel are as follows:

Until December 31, 2003, the regular tax rate applicable to income of companies (which are not entitled to benefits due to “Approved Enterprise”, as described below) was 36%.  In September 2004 and in July 2005, the “Knesset” (Israeli parliament) passed amendments to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 and (No. 147), 2005 respectively, which determine, among other things, that the corporate tax rate is to be gradually reduced to the following tax rates: 2004 – 35%, 2005 – 34%, 2006 – 31%, 2007 – 29%, 2008 – 27%, 2009 – 26% and 2010 and thereafter – 25%.

Since no deferred tax assets are recorded for net loss carryforwards in Israel, the abovementioned amendment has no effect on the financial statements.

d.            Encouragement Law in Israel:

The law for the Encouragement of Capital Investments, 1959 (the “Investment Law”) and the tax benefits that we may derive there from can be summarized as follows:

The facilities of More Energy have been granted status of an “Approved Enterprise” under the Investment Law.  According to the provisions of the Investment Law, More Energy has elected the “alternative benefits track” - the waiver of grants in return for tax exemption and, accordingly, More Energy income is tax-exempt for a period of two years commencing with the year it first earns taxable income, and subject to corporate taxes at the reduced rate of 10% to 25%, depending upon the level of foreign ownership of the Company, for an additional period of 5-8 years from when the tax exemption ends.  The period of tax benefits, detailed above, is limited to the earlier of 12 years from the commencement of production, or 14 years from the approval date (except for the tax-exempt period of two years which is unlimited).  Due to reported losses for tax purposes the tax benefit period has not yet commenced.

The entitlement to the above benefits is conditional upon fulfilling the conditions stipulated by the Investment Law, regulations published thereunder and the letters of approval for the specific investments in “Approved Enterprises.”  In the event of failure to comply with these conditions, the benefits may be canceled and More Energy may be required to refund the amount of the benefits, in whole or in part, including interest.  As of

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE O—INCOME TAXES (Continued)

December 31, 2007, management believes that the Company’s Israeli subsidiary is meeting the aforementioned conditions.

If More Energy distributes a cash dividend from retained earning which were tax exempt due to its approved enterprise status, More Energy would be required to pay corporate tax at a rate of 10% to 25% corporate tax on the gross amount distributed and a further 15% withholding tax would be deducted from the amount disturbed to the recipients.  If More Energy derives income form sources other than the approved enterprise programs during the relevant period of benefits, this income would be taxable at the regular corporate tax rate of Israel.

On April 1, 2005, an amendment to the Investment Law came into effect (“the Amendment”) and has significantly changed the provisions of the Investment Law.  The Amendment sets forth the scope of enterprises which may qualify as a Privileged Enterprise (under the Amendment, the designation is Beneficiary Enterprise rather than Approved Enterprise) by setting forth criteria for qualification of a company, such as provisions generally requiring that at least 25% of the Beneficiary Enterprise’s income will be derived from export and that minimum qualifying investments in productive assets be made.  Additionally, the Amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.  Under the Amendment, the year in which the company elects to commence its tax benefits is designated as the year of election (“Year of Election”).  A company may choose its Year of Election by notifying the Israeli Tax authorities in connection with filings its annual tax return or within 12 months after the end of the Year of Election, whichever is earlier, or by requesting a pre-ruling ruling from the Israeli tax authorities no later than within 6 months after the end of the Year of Election.

In July 2006, More Energy had submitted an application to the Investment Center for approval to manufacture abroad and still be eligible for all the benefits according the Investment Law.  The request has not yet been approved.  In August 2006, More Energy applied to the Israeli Tax Authorities in order to receive approval for manufacturing in Ireland with Celestica and to grant the status of “Industrial Enterprise”.  A decision regarding the request has not yet been received.

The Investment Law, as amended, also provides that any letter of approval granted prior to the Amendment will remain subject to the terms and benefits included in such letter of approval.  Accordingly, while it is anticipated that the Investment Law, as amended, will govern More Energy’s Beneficiary Enterprise terms and benefits, the Company does not expect that the Amendment will have any impact on Medis El.

e.            Carryforward losses:

At December 31, 2007, the Company had a net operating loss (“NOL”) carryforward for United States Federal income tax purposes of approximately $28,806,000, expiring through 2026.  Such amount includes $7,922,000 of tax deductions in excess of expense recorded with respect to grants of options and warrants.  Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the “change in ownership” within the meaning of Section 382 of the Internal Revenue Code of 1986 and similar state provisions.

Annual limitations may result in the expiration of net operating losses before utilization.  The Israeli subsidiaries have net operating losses, for Israeli tax purposes, aggregating approximately $85,775,000 as of December 31, 2007, which, pursuant to Israeli tax law, do not expire.

The availability of MTL’s U.S. net operating loss carry forwards may be reduced to the extent one or more direct or indirect holders of 5% or greater amount of MTL’s common stock increases their equity interest in us by more than 50% in the aggregate.

f.            Open Tax Years:

The Company files U.S. federal income tax returns and Israeli income tax returns, as well as income tax returns for New York State and New York City.  The Company may be subject to examination by the U.S.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE O—INCOME TAXES (Continued)

Internal Revenue Service and the New York State and New York City revenue authorities from inception of operations due to net operation loss carry forwards generated in past years.  The Company may also be subject to examination by the Israeli tax authorities for the years 2003 through 2006.

g.            Deferred income taxes:

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets are as follows:

	December 31,
	2006	2007

Net operating loss carryforward—United States	$9,889,000	$12,118,000
Net operating loss carryforward—Israel	18,713,000	21,444,000
Other differences	4,275,000	6,019,000
	32,877,000	39,581,000
Valuation allowance	(32,877,000)	(39,581,000)
Deferred tax assets, net of valuation allowance	$—	$—

The entire change in valuation allowance is for the increase in net operating loss during the year.  The Company is unable to conclude that it is more likely than not that deferred tax assets from carryforward losses will be realized in the foreseeable future.  Accordingly, a valuation allowance has been recorded for the entire amount.

h.            Loss before income taxes is comprised as follows:

	Year ended December 31,
	2005	2006	2007
Foreign	$(15,602,000)	$(21,736,000)	$(33,109,000)
Domestic	(2,948,000)	(11,311,000)	(5,091,000)
	$(18,550,000)	$(33,047,000)	$(38,200,000)

i.             Reconciliation of the theoretical tax benefit to the actual tax expense benefit:

In 2005, 2006 and 2007, the main reconciling items between the statutory tax rate of the Company and the effective tax rate are carryforward tax losses, for which a full valuation allowance was provided.

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE P—SUMMARY INFORMATION ABOUT GEOGRAPHIC AREAS

The Company manages its business on a basis of two reportable segments.  However, since the Cell Kinetics reportable segment is immaterial, management believes that information about this segment would not be useful to the readers of the financial statements.  See Note A for a brief description of the Company’s business.  The following data is presented in accordance with Statement of Financial Accounting Standards No. 131, “Disclosure About Segments of an Enterprise and Related Information”.  Total revenues are attributed to geographic areas based on the location of the customer.

The following data presents total revenues for the years ended December 31, 2005, 2006 and 2007 and long-lived assets as of December 31, 2005, 2006 and 2007:

	December 31,
	2005		2006		2007
	Total Revenues	Long-lived assets	Total Revenues	Long-lived assets	Total Revenues	Long-lived assets
Europe	$—	$—	$—	$12,105,000	$—	$43,865,000
Israel	425,000	63,654,000	—	71,228,000	400,000	73,753,000
United States	—	64,000	150,000	—	—	4,000
Other	—	—	—	—	—	67,000
	$425,000	$63,718,000	$150,000	$83,333,000	$400,000	$117,689,000

Medis Technologies Ltd. and Subsidiaries
Notes to Consolidated Financial Statements

NOTE Q —CONSOLIDATED QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarter ended	March 31	June 30	September 30	December 31

Fiscal 2007
Revenues	$—	$—	$400,000	$—
Gross profit	$—	$—	$151,000	$—
Loss from operations	$(9,235,000)	$(9,540,000)	$(9,124,000)	$(11,404,000)
Interest income (expenses)	$901,000	$800,000	$441,000	$(1,039,000)
Net loss	$(8,334,000)	$(8,740,000)	$(8,683,000)	$(12,443,000)
Dividend on preferred stock	$(1,001,000)	$(1,043,000)	$(1,042,000)	$(1,042,000)
Net loss attributable to common stockholders	$(9,335,000)	$(9,783,000)	$(9,725,000)	$(13,485,000)
Basic and diluted net loss per share	$(.27)	$(.29)	$(.29)	$(.41)

Weighted-average number of shares used in computing basic and diluted net loss per share	34,934,411	33,448,397	33,535,799	33,794,827

Quarter ended	March 31	June 30	September 30	December 31

Fiscal 2006
Revenues	$—	$—	$150,000	$—
Gross profit	$—	$—	$52,000	$—
Loss from operations	$(5,446,000)	$(5,621,000)	$(7,065,000)	$(7,660,000)
Interest income (expenses)	$(450,000)	$(8,101,000)	$389,000	$907,000
Net loss	$(5,896,000)	$(13,722,000)	$(6,676,000)	$(6,753,000)
Basic and diluted net loss per share	$(.21)	$(.44)	$(.21)	$(.22)

Weighted-average number of shares used in computing basic and diluted net loss per share	28,229,241	31,030,842	32,108,884	32,239,934

********************************

Medis Technologies Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2007	September 30, 2008
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$16,626,000	$22,353,000
Short-term investments	1,160,000	1,160,000
Restricted cash and deposits	5,700,000	5,807,000
Inventories	8,809,000	13,992,000
Prepaid expenses and other current assets	3,305,000	1,440,000
Total current assets	35,600,000	44,752,000
Property, plant and equipment, net	61,703,000	62,280,000
Severance pay fund	1,677,000	2,206,000
Intangible assets, net	48,000	—
Goodwill	58,205,000	58,205,000
Total Assets	$157,233,000	$167,443,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,535,000	$4,598,000
Accrued expenses and other current liabilities	3,340,000	3,031,000
Total current liabilities	7,875,000	7,629,000
Other long-term liabilities	2,144,000	2,242,000
Accrued severance pay	2,223,000	2,850,000
Total Liabilities	12,242,000	12,721,000

Minority interest	—	126,000

Commitments and contingent liabilities

Series A Preferred Stock, net, $.01 par value; $10,000 liquidation preference per share; 10,000 shares authorized; and 5,750 issued and outstanding at December 31, 2007 and September 30, 2008	53,240,000	53,240,000
Stockholders’ equity
Common stock, $.01 par value; 43,500,000 and 57,500,000 shares authorized at December 31, 2007 and September 30, 2008, respectively; 36,367,562 and 46,082,888 shares issued and outstanding at December 31, 2007 and September 30, 2008, respectively (including 1,500,000 shares outstanding at December 31, 2007 and September 30, 2008 loaned to be returned)	363,000	461,000
Additional paid-in capital	310,494,000	366,174,000
Accumulated deficit	(219,106,000)	(265,279,000)
Total stockholders’ equity	91,751,000	101,356,000
Total liabilities and stockholders’ equity	$157,233,000	$167,443,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008

Revenues	$400,000	$—	$400,000	$—
Cost of Revenues	249,000	—	249,000	—
Gross Profit	151,000	—	151,000	—

Depreciation and other production facility costs	$—	$6,471,000	$—	$15,454,000
Operating expenses:
Research and development costs, net	5,839,000	4,594,000	17,757,000	17,881,000
Selling, marketing, general and administrative expenses	3,384,000	3,203,000	10,137,000	10,366,000
Amortization of intangible assets	52,000	—	156,000	48,000
Total operating expenses	9,275,000	7,797,000	28,050,000	28,295,000
Loss from operations	(9,124,000)	(14,268,000)	(27,899,000)	(43,749,000)
Interest income (expenses)
Interest income	452,000	514,000	2,217,000	552,000
Interest expense	(11,000)	(51,000)	(75,000)	(355,000)
	441,000	463,000	2,142,000	197,000
Minority interest	—	129,000	—	505,000
NET LOSS	(8,683,000)	$(13,676,000)	(25,757,000)	$(43,047,000)
Dividend on preferred stock	(1,042,000)	(1,042,000)	(3,086,000)	(3,126,000)
Net loss attributable to common stockholders	$(9,725,000)	$(14,718,000)	$(28,843,000)	$(46,173,000)
Basic and diluted net loss per share	$(.29)	$(.33)	$(.86)	$(1.18)
Weighted-average number of common shares used in computing basic and diluted net loss per share	33,535,799	44,486,347	33,473,240	39,269,275

The accompanying notes are an integral part of these condensed consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2007	2008
Cash flows from operating activities
Net loss	$(25,757,000)	$(43,047,000)
Adjustments to reconcile net loss to net cash used in operating activities
Minority interest in loss of subsidiary	—	(505,000)
Depreciation and amortization of property and equipment	2,235,000	7,151,000
Amortization of intangible assets	156,000	48,000
Non-cash stock based compensation expense	5,001,000	4,296,000
Loss on rights offering of subsidiary	—	42,000
Interest receivable on restricted cash	(213,000)	(244,000)
Purchase of in-process research and development	50,000	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(4,150,000)	1,710,000
Inventories	—	(5,786,000)
Allowance for inventory obsolescence	—	603,000
Accounts payable	(124,000)	(38,000)
Accrued expenses and other current liabilities	(664,000)	181,000
Leasehold incentive obligations, net	(207,000)	(206,000)
Currency fluctuations on capital lease obligation	—	(15,000)
Accrued severance pay, net	77,000	98,000
Net cash used in operating activities	(23,596,000)	(35,712,000)
Cash flows from investing activities
Capital expenditures	(29,974,000)	(7,627,000)
Capital lease payment	—	(35,000)
Investment in short-term investments	(58,780,000)	—
Redemptions of short-term investments	85,284,000	—
Investment in restricted cash and deposits	(6,838,000)	(300,000)
Investment in early-stage company	(50,000)	—
Redemptions of restricted cash	480,000	437,000
Net cash used in investing activities	(9,878,000)	(7,525,000)
Cash flows from financing activities
Proceeds from issuance of common stock pursuant to a public offerings, net	—	51,622,000
Proceeds from issuance of subsidiary’s common stock pursuant to a rights offering	—	1,048,000
Issuance costs on rights offering of subsidiary	—	(601,000)
Issuance cost on Series A Preferred Stock	(26,000)	—
Proceeds from exercise of stock options	1,373,000	17,000
Dividend on Series A Preferred Stock	(3,086,000)	(3,126,000)
Proceeds from exercise of stock warrants	65,000	—
Proceeds from exercise of stock warrants in subsidiary	—	4,000
Net cash provided by (used in) financing activities	(1,674,000)	48,964,000
Net increase (decrease) in cash and cash equivalents	(35,148,000)	5,727,000
Cash and cash equivalents at beginning of period	51,803,000	16,626,000
Cash and cash equivalents at end of period	$16,655,000	$22,353,000

Medis Technologies Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2007	2008
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$138,000
Non-cash investing and financing activities:
Capital expenditure included in accounts payable	$2,810,000	$1,193,000
Prepaid expenses charged to property, plant and equipment	$1,071,000	$—
Accrued issuance costs on public offering	$377,000	$149,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

Medis Technologies Ltd. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Medis Technologies Ltd. (“MTL”), a Delaware corporation, is a holding company, which through its wholly owned subsidiaries, Medis El Ltd. (“Medis El”) and More Energy Ltd. (“More Energy”), designs, develops and markets innovative liquid fuel cell solutions principally for the mobile handset and portable consumer electronics markets.  MTL, through its majority owned indirect subsidiary, Cell Kinetics Ltd. (“CKL” and, collectively, with MTL, Medis El and More Energy, the “Company”), is also seeking to exploit commercially an improved cell carrier under its CKChipTM product line, which was considered to be the nucleus of the Company’s CellScan system.  This unique cell carrier can accommodate large quantities of living cells, each in individual wells, for measuring their reactions while in a static state over time.  Upon the completion on January 7, 2008 of CKL’s rights offering to shareholders of MTL, MTL’s beneficial ownership in CKL was reduced from 100% to approximately 82.5%, representing 16,500,000 of CKL’s ordinary shares.  MTL’s beneficiary ownership in all of its other subsidiaries is 100%.

Since its inception, the Company has sustained operating losses and has used cash in its operations.  At September 30, 2008, the Company had cash and cash equivalents of $22,353,000, short term investments of $1,160,000 and restricted cash and deposits of $5,807,000.  During the nine months ended September 30, 2008, the Company used net cash used in operating activities of $35,712,000 and incurred a net loss of $43,047,000.  Historically, the Company has relied upon external financing for its operations, principally through the issuance and sale of its common stock, warrants, preferred stock and convertible notes, to fund its research and development activities and other operating costs, acquire property, plant, equipment, and other operating assets and operate its manufacturing facilities.  The Company plans to continue to finance its operations, as it has in the past, through the sale of its securities until such time that it is able to generate sufficient funds from the sale of its products to finance its operations.  The Company cannot, however, give any assurance that it will in the future continue to be successful in obtaining such additional necessary financing or that it will be able to achieve a level of profitability from the sale of its products to sustain its operations.  Accordingly, these conditions and current market and economic conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

In June 2008, MTL completed a financing pursuant to which it sold its securities to selected institutional investors for aggregate gross proceeds of $29,000,000, less costs of approximately $1,420,000.  See Note B-1 for a further discussion.

In May 2008, MTL sold $7,500,000 of its common stock, less issuance costs of approximately $223,000, pursuant to a common stock purchase agreement that it entered into with Azimuth Opportunity, Ltd. on April 28, 2008 (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, MTL obtained a committed equity line of credit facility under which it may sell up to $60 million of its registered common stock to Azimuth over an 18-month period, subject to certain conditions and limitations, including that the minimum threshold price (as defined in the Purchase Agreement) of MTL’s common stock on any given trading day must equal or exceed $6.00.  See Note B-2 for a further discussion.

In November 2007, MTL entered into a $35,000,000 equity distribution agreement with UBS Securities LLC.  Pursuant to such agreement, from November 2007 through April 2008, MTL received gross proceeds of approximately $35,000,000 from the sale of its common stock, less issuance costs aggregating approximately $1,425,000.  See Note B-3 for a further discussion.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the following notes and with the consolidated financial statements for the year ended December 31, 2007 and related notes included in this prospectus.  The condensed consolidated financial statements as of September 30, 2008 and for the nine and three months ended September 30, 2007 and 2008 are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles applicable to interim financial information and the rules and regulations promulgated by the Securities and Exchange Commission.  Accordingly, such condensed consolidated financial statements do not include all of the information and footnote disclosures required in annual financial statements.  In the opinion of the Company’s management, the

NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION (Continued)

unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of such condensed consolidated financial statements.  The results of operations for the nine and three months ended September 30, 2008 are not necessarily indicative of the results to be expected for the entire year.

The condensed consolidated balance sheet as of December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements.

NOTE B - CERTAIN TRANSACTIONS

1.  Sale of Securities to Selected Institutional Investors - In June 2008, MTL completed a sale to selected institutional investors of an aggregate of 6,823,529 shares of its common stock, along with warrants to purchase 2,941,176 shares of its common stock, for aggregate gross proceeds of $29,000,000, less costs of approximately $1,420,000.  Such sale of securities was made pursuant to a June 19, 2008 Placement Agency Agreement with Rodman & Renshaw, LLC (the “Placement Agent”) and securities purchase agreements entered into with each investor.  The warrants issued to investors have an initial exercise price of $5.50 per share, may be exercised beginning December 2008 and expire on December 18, 2013.  The Placement Agent received as its fee $1,250,000 and warrants to purchase 294,118 shares of common stock, which bear the same terms as those issued to the investors.

2.  Sale of Common Stock Under Equity Line of Credit Facility - In May 2008, MTL sold 917,020 shares of its common stock for gross proceed of $7,500,000, less issuance costs of approximately $223,000, pursuant to a common stock purchase agreement that it entered into with Azimuth Opportunity, Ltd. in April, 2008.  Pursuant to the Purchase Agreement, MTL obtained a committed equity line of credit facility (the “Facility”) under which it may sell up to $60 million of its registered common stock to Azimuth over an 18-month period, subject to certain conditions and limitations, including that the minimum threshold price (as defined in the Purchase Agreement) of the Company’s common stock on any given trading day must equal or exceed $6.00.  The Company is not obligated to utilize any of the remaining balance of the Facility and remains free to enter other financing transactions.

3.  Sale of Common Stock Under Equity Distribution Agreement – On November 26, 2007, MTL entered into an equity distribution agreement (the “Equity Distribution Agreement”) with UBS Securities LLC (“UBS”), pursuant to which UBS acted as sales agent for the sale of up to $35,000,000 of MTL’s common stock.  In exchange for its services as sales agent, MTL paid UBS a commission equal to 4% of the first $15,000,000 of gross sales price of the shares sold and 3% of any gross sales price of the shares sold in excess of $15,000,000.  From November 2007 through April 2008, MTL sold an aggregate of 2,891,425 shares of its common stock for gross proceeds of approximately $35,000,000 (which represents the entire amount available for sale under the Equity Distribution Agreement), less issuance costs aggregating approximately $1,438,000.  Of such amount and shares sold, 1,577,000 shares of common stock were sold from January 2008 through April 2008 for proceeds of approximately $17,308,000, less issuance costs aggregating approximately $562,000.

4.  Series A Preferred Stock - In November and December 2006, MTL issued 5,750 shares of its 7.25% Series A Cumulative Convertible Perpetual Preferred Stock (“Preferred Stock”) for aggregate gross proceeds of $57,500,000, less issuance costs aggregating approximately $3,910,000.  The annual cash dividend on each share of Preferred Stock is $725 and is payable quarterly, in arrears, commencing on February 15, 2007.  Each share of Preferred Stock is convertible at the holder’s option at any time into 347.2222 shares of MTL’s common stock (which is equivalent to an initial conversion price of $28.80 per share).  On or after November 20, 2009, if the closing price of MTL’s common stock exceeds 150% of the conversion price for 20 trading days during any consecutive 30 trading day period, MTL may cause the conversion of the Preferred Stock into common stock at the prevailing conversion rate.  The terms of the Preferred Stock preclude MTL from paying dividends or making other distributions on its common stock if there are any accumulated and unpaid dividends on the Preferred Stock.  Of the total $57,500,000 of Preferred Stock issued, $7,500,000 was issued pursuant to the exercise of a 75-day option that was granted to the initial purchaser (the “Preferred Option”) in connection with the issuance of the first $50,000,000 of Preferred Stock.  As of September 30, 2008, no Preferred Stock has been converted to shares of MTL’s common

NOTE B - CERTAIN TRANSACTIONS (Continued)

stock.  See Note B-5 for a discussion of the concurrent offering of common stock in connection with a share lending agreement.

In accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”) and EITF D-98 “Classification and Measurement of Redeemable Securities,” the Company has classified the net proceeds from the issuance of the Preferred Stock outside of permanent equity.  Proceeds of $1,024,000 from the initial 5,000 shares of Preferred Stock issued were allocated to the Preferred Option, based on the fair value of the Preferred Option at time of issuance.  The amount allocated to the Preferred Option was accounted for as a liability, with changes in its fair value being charged to interest income.  In respect of the Preferred Stock, there is no beneficial conversion feature that warrants separate accounting under EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.”

From January 1 through September 30, 2008, MTL declared and paid quarterly cash dividends aggregating approximately $3,126,000 on its Preferred Stock.  In November 2008, subsequent to the balance sheet date, the Company declared a quarterly cash dividend of approximately $1,042,000 on its Preferred Stock.

5.  Share Lend - On November 15, 2006, concurrent with the sale of the first 5,000 shares of MTL’s Preferred Stock, it issued 1.5 million shares of its common stock in an offering registered under the Securities Act of 1933.  The shares of common stock issued were loaned to an affiliate of Citigroup Global Markets Limited (“CGML”) under a 5-year share lending agreement.  The only consideration received by MTL was a share lending fee of $.01 per share, or an aggregate of $15,000, which has been included in Common Stock at December 31, 2007 and September 30, 2008.  The loaned shares were used by CGML to promote the sale of the Preferred Stock by facilitating hedging transactions that may be undertaken by purchasers of the Preferred Stock.  The shares that MTL lent to the affiliate of CGML are reflected as issued and outstanding at December 31, 2007 and September 30, 2008.  The Company has determined that the share lending agreement is not a derivative instrument that would require accounting separate from the Preferred Stock and, accordingly, has recognized net effect on stockholder’s equity of the 1,500,000 shares issued pursuant to the share lending agreement, which includes the requirement that the shares be returned no later than November 20, 2011, equal to the $15,000 fee received upon lending of the shares.

SFAS 150 provides that entities that have issued mandatorily redeemable shares of common stock or entered into forward contracts that require physical settlement by repurchase of a fixed number of the issuer’s equity shares of common stock in exchange for cash shall exclude the common share to be redeemed or repurchased in calculating basic and diluted earnings per share.  Accordingly, the 1,500,000 shares of common stock issued pursuant to the share lending agreement are excluded from the calculation of the Company’s basic and diluted net loss per share for the nine and the three months ended September 30, 2007 and 2008.

6.  Deferred Revenues – The Company defers payments that were received in advance of the culmination of the earnings process.  Proceeds that are expected to be recognized as revenues within the next twelve months are included in accrued expenses and other current liabilities.  As of September 30, 2008, the Company has deferred revenues aggregating approximately $40,000 from the sale of Power Pack products.

7.  Net Loss Per Share - The Company computes net loss per share in accordance with SFAS No. 128, “Earnings Per Share” (“SFAS No. 128”).  Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period.  Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares plus dilutive potential common stock considered outstanding during the period.  Since the Company generated net losses in all periods presented, potentially diluted securities, comprised of incremental common shares issuable upon the exercise of warrants and stock options, convertible notes and convertible preferred stock, are not reflected in diluted net loss per share because such shares are antidilutive.

For the nine and the three months ended September 30, 2008, the Company applied the two-class method as required by EITF No. 03-6, “Participating Securities and the Two-Class Method” under FASB Statement No. 128, “Earnings Per Share” (“EITF No. 03-6”).  EITF No. 03-6 requires that the income per share for each class of stock be calculated assuming that 100% of the Company’s earnings are distributed as dividends to each class of

NOTE B - CERTAIN TRANSACTIONS (Continued)

stock based on their contractual rights.  In compliance with EITF No. 03-6, the shares of Preferred Stock do not participate in losses and, therefore, are not included in the computation of net loss per share.

The total number of shares excluded from the calculation of diluted net loss per share related to financial instruments that potentially can be converted to or exercised for shares of the Company’s common stock aggregated approximately 5,727,528 and 8,587,947 for the nine months ended September 30, 2007 and 2008, respectively.  Such excluded shares for the nine months ended September 30, 2007 and 2008 include shares issued pursuant to the share lending agreement discussed in Note B-5 above.

8.  Short-Term Investments – The Company accounts for investments in marketable securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

As of December 31, 2007 and September 30, 2008, the Company’s short-term investments of $1,160,000 represented an auction rate security with a face value of $2,000,000 (“ARS”).  Recent uncertainties in the credit markets have resulted in unsuccessful auctions, since the third quarter of 2007, for such security.  The interest on the ARS continues to be paid monthly with an interest premium.

The Company examined the value of the auction rate security in the failed auctions and assessed it for impairment in accordance with FAS 115 and FASB Staff Position FAS 115-1/124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”.  Since the Company believed that the subsequent failed auctions and the continuing decline in the bids from the ultimate debtor were reflecting an impairment of the underlying assets securing the auction rate security at December 31, 2007, the Company has provided, based on the most current bids available prior to the issuance of the Company’s December 31, 2007 consolidated financial statements, a valuation reserve of $840,000 on such auction rate security.  No additional valuation reserve was recorded as of September 30, 2008.  In October, 2008, subsequent to the balance sheet date, Credit Suisse Securities (USA) LLC (“Credit Suisse”) made a tender offer to purchase certain securities that it had sold to certain of its customers, including the Company, at face value plus dividends or accrued but unpaid interest, if any.  On October 20, 2008, the Company sold to Credit Suisse its ARS at its face value of $2,000,000 plus accrued interest of approximately $6,700.

The average interest rate on the ARS held on September 30, 2008 was approximately 4.30%.

9.  Restricted Cash and Deposits - As of September 30, 2008, the Company’s consolidated balance sheet included restricted cash and deposits aggregating approximately $5,807,000, which represents amounts held on deposit with banks as security for letters of credit and guarantees issued by such banks primarily to Company suppliers.  Included in such amount is a one year time deposit in the amount of approximately $4,910,000, which was issued in January 2008 as security for a stand by letter of credit provided by a bank to a supplier of equipment, components and services in order to guaranty recovery of certain investments by the supplier - principally in equipment to be used exclusively in the manufacture of components for the Company’s 24/7 Power Pack.  Under the terms of a purchase agreement, title to the equipment covered by the stand by letter of credit will pass to the Company upon full recovery of the cost of such equipment through purchases of components or draws against the letter of credit, based on formulas set forth in the purchase agreement.  Such letter of credit expires in March 2012.  See Note B–13.

10.  Inventories - Inventories are stated at the lower of cost or market value.  Inventory reserves are provided to cover risk from obsolescence or when market prices are lower than cost.

Cost is determined as follows:

c.	Raw materials and components – average cost basis.

d.	Finished products – average production costs including raw materials, labor and direct and indirect manufacturing costs.

NOTE B - CERTAIN TRANSACTIONS (Continued)

The amount of inventory obsolescence recorded as “Depreciation and Other Production Facility Costs” during the nine and three months ended September 30, 2008, was $603,000 and $248,000, respectively.

	December 31, 2007	September 30, 2008
		(unaudited)

Raw materials and components	$7,830,000	$11,573,000
Finished goods	979,000	2,419,000
	$8,809,000	$13,992,000

11.  Depreciation and Other Production Facility Costs - In accordance with SFAS 151 “Inventory Costs an Amendment of ARB No. 43, Chapter 4,” the Company has recognized as expense during the nine and three months ended September 30, 2008 unallocated depreciation, subcontractor, labor and other production facility costs and materials and components aggregating $14,851,000 and $6,223,000, respectively, and inventory obsolescence reserve costs of $603,000 and $248,000, respectively, for a total of $15,454,000 and $6,471,000, respectively.

12.  Property, Plant and Equipment, Net

a.	Property, plant and equipment are stated at cost, net of accumulated depreciation and amortization.

b.
Material, payroll and other costs that are direct incremental costs necessary to bring an asset to the condition of its intended use incurred during the construction and validation period of the property, plant and equipment are capitalized to the cost of such assets.

c.	Depreciation is provided on property, plant and equipment on the straight-line basis over the estimated useful lives of such assets. Annual rates of depreciation are as follows:

Useful Lives In Years
Machinery and equipment	5-12 (mainly 7)
Computers	3
Furniture and office equipment	15
Leasehold improvements	Over the shorter of the term of the lease or the life of the asset

Property, plant and equipment consist of the following:

	December 31, 2007	September 30, 2008
		(unaudited)

Machinery and equipment	$62,383,000	$70,076,000
Computers	1,445,000	1,475,000
Furniture and office equipment	464,000	469,000
Leasehold improvements	3,752,000	3,752,000
	68,044,000	75,772,000
Less accumulated depreciation and amortization	6,341,000	13,492,000
Property and equipment, net	$61,703,000	$62,280,000

As of September 30, 2008, machinery and equipment included $2,230,000 of equipment that was accounted for as a capital lease (see Note B-13).  Accumulated depreciation and amortization at September 30, 2008 and December 31, 2007 includes $355,000 and $20,000, respectively, with respect to such equipment.

NOTE B - CERTAIN TRANSACTIONS (Continued)

In connection with the establishment of the Company’s production facilities, property, plant and equipment aggregating $40,815,000 and $6,776,000 at December 31, 2007 and September 30, 2008, respectively, was not as yet subject to depreciation at such dates.

During the year ended December 31, 2007, the Company capitalized to property, plant and equipment materials of $4,489,000 and labor and other costs totaling $1,101,000.  The Company capitalized labor and other costs totaling $117,000 to property, plant and equipment, during the nine September 30, 2008.  During the three months ended September 30, 2008 the Company did not capitalize such labor and other costs to property, plant and equipment.

Depreciation and amortization expense on property, plant and equipment for the nine and three months ended September 30, 2008 amounted to approximately $7,151,000 and $2,698,000, respectively.  Depreciation and amortization expense on property, plant and equipment amounted to approximately $2,235,000 and $560,000 during the nine and three months ended September 30, 2007, respectively.  During the nine months ended September 30, 2007, the Company wrote-off the net book value of approximately $546,000 of certain software and equipment that were no longer in use.

13.  Capital Lease - As of September 30, 2008, the Company’s other long-term liabilities included the long-term portion of a capital lease obligation in the amount of $1,885,000 (net of current portion on the amount of $295,000).  On January 12, 2007, the Company and one of its suppliers of equipment and components (the “Supplier”) entered to an agreement pursuant to which the Company would order from the supplier and the supplier would sell to the Company certain components for the Company’s 24/7 Power Pack.  Furthermore, under the agreement, the Supplier would invest in equipment to be used exclusively to manufacture these components.  Title to such equipment will pass to the Company upon full recovery of the cost of such equipment through purchases of components.  In order to secure the Company’s obligation to purchase a sufficient quantity of components to enable the supplier to recover its investment based on a formula included in the agreement, the Company provided a letter of credit to the Supplier.  In accordance to EITF 01-8 “Determining Whether an Arrangement Contains a Lease,” and SFAS 13 “Accounting for Leases,” the Company has accounted for this arrangement as a capital lease and has recorded the present value of future payments as property equipment, with a corresponding amount as obligation under a capital lease.

14.  Stock-Based Compensation – On April 18, 2007, MTL’s Board of Directors approved the Company’s 2007 Equity Incentive Plan, and reserved 1,000,000 shares of common stock for issuance of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards pursuant to the plan.  On July 17, 2008, the Equity Incentive Plan was amended to increase the number of shares of common stock reserved thereunder from 1,000,000 to 1,500,000.

During the nine months ended September 30, 2008, the Company granted options to purchase an aggregate of 428,800 shares of its common stock to officers, employees and directors of the Company.  The following table sets forth the terms of such grants:

Grant Date	Exercise Price*	Number of options granted	Vesting period years	Contractual period years
February 29, 2008	$10.83	12,000	1.00	4.00
February 29, 2008	$10.83	5,000	0.83	4.00
May 6, 2008	$8.84	100,625	1.00	4.00
August 20, 2008	$2.98	311,175	1.00	4.00
		428,800
__________

* The market price of the Company’s common stock on the grant date.

NOTE B - CERTAIN TRANSACTIONS (Continued)

The Company accounts for such options in accordance with SFAS 123(R) Share Based Payment (“SFAS 123(R)”).  SFAS 123(R) provides that share based compensation is based on the grant-date fair value estimate and is recognized over the vesting term of the options, net of an estimated forfeiture rate.  Using the Black-Scholes option pricing model with the assumptions set forth below, the Company has estimated the aggregate fair value of such options granted during the nine months ended September 30, 2008 to be approximately $819,000, less estimated forfeitures of $9,000.

Dividend yield	0%
Expected term (years)	2.3-3.80
Risk free interest rate	1.65%-3.15%
Volatility	62%-74%
Forfeiture rate	0%-4.95%
Market value at grant date	$2.98-$10.83

In September 2008, MTL entered into agreements with certain of its independent directors to exchange options held by them to acquire an aggregate of 124,625 shares of MTL’s common stock that had been issued under the Company’s 2007 Equity Incentive Plan for an aggregate of 93,469 shares of restricted stock issued under the Company’s 2007 Equity Incentive Plan.  Such restricted stock vests on August 20, 2009.  In accordance with SFAS 123(R), the Company has accounted for this exchange as modification to the terms of the pervious award.  Accordingly, incremental compensation costs were measured as the excess fair value of the replacement award over the fair value of the previous award.  The Company has estimated compensation costs arising from such exchange to be $118,000 and has recorded approximately $1,000 as selling, marketing, general and administrative expense during the nine and three months ended September 30, 2008, with unrecorded compensation costs to be recorded over the remaining vesting period of the restricted stock.

In September 2008, pursuant to the employment agreement with its newly appointed President and Chief Executive Officer (“CEO”), the Company granted to its CEO options to purchase an aggregate of 250,000 shares its common stock under its 2007 Equity Incentive Plan and warrants to purchase an aggregate of 125,000 shares of its common stock.  Such options and warrants to purchase an aggregate of 375,000 shares of the Company’s common stock vest in three tranches as follows: 100,000 options and 50,000 warrants vest on September 19, 2009; 100,000 options and 25,000 warrants vest on September 19, 2010; and 50,000 options and 50,000 warrants vest on September 19, 2011.  All of the options and warrants are exercisable upon vesting at a price of $2.38 per share (the market price of MTL’s common stock on the grant date) and expire on September 15, 2015.  The Company accounted for such options and warrants in accordance with SFAS 123(R).  Using the Black-Scholes option pricing model assuming a 3.45% risk free interest rate, 0% dividend yield, expected term of 6.36 years and 71% volatility, the Company has estimated the fair value of such options and warrants to be approximately $597,000.

In August 2008, MTL granted 15,000 restricted shares under its 2007 Equity Incentive Plan to one of its directors.  Such restricted shares vest in full after one year.  The Company accounted for such restricted shares in accordance with SFAS 123(R).  Using the Black-Scholes option pricing model assuming a 2.06% risk free interest rate, 0% dividend yield, expected term of 1 year and 80% volatility, the Company has estimated the fair value of such shares of restricted stock granted to be approximately $45,000.

In August 2008, MTL granted warrants to purchase 100,000 shares of its common stock to a newly hired employee.  The warrants vest in three tranches as follows: 33,334 warrants vest on June 7, 2009; 33,333 warrants vest on June 7, 2010; and 33,333 warrants shall vest on June 7, 2011.  Such warrants are exercisable at $3.21 (the market price of MTL’s common stock on the grant date) and expire on August 15, 2012.  The Company accounted for such warrants in accordance with SFAS 123(R).  Using the Black-Scholes option pricing model assuming a 2.25% risk free interest rate, 0% dividend yield, expected term of 2.17 years and 74% volatility, the Company has estimated the fair value of such warrants to be approximately $138,000.

In April 2008, MTL entered into agreements with certain of its executive and non-executive officers to exchange options held by them to acquire an aggregate of 719,500 shares of MTL’s common stock that had been issued under the Company’s 1999 Stock Option Plan for an aggregate of 287,800 restricted shares issued under the

NOTE B - CERTAIN TRANSACTIONS (Continued)

Company’s 2007 Equity Incentive Plan (including an aggregate of 325,000 options exchanged for 130,000 restricted shares by MTL’s executive officers).  Such restricted shares vest between November 2008 and June 2009.  In accordance with SFAS 123(R), the Company has accounted for this exchange as modification to the terms of the pervious award.  Accordingly, incremental compensation costs were measured as the excess fair value of the replacement award over the fair value of the previous award.  The Company has estimated compensation costs arising from such exchange to be $1,341,000 and has recorded approximately $686,000 and $393,000 as selling, marketing, general and administrative expense during the nine and three months ended September 30, 2008, respectively, with unrecorded compensation costs to be recorded over the remaining vesting period of the restricted shares.

In April 2008, MTL’s Chairman and then Chief Executive Officer and its Deputy Chairman and Chief Operating Officer forfeited, without receiving any other compensation, options to acquire an aggregate of 346,000 shares of MTL’s common stock that had been issued under the Company’s 1999 Stock Option Plan.

In February 2008, MTL granted options to purchase an aggregate of 10,000 shares of its common stock under its 2007 Equity Incentive Plan to non-employee consultants.  Such options are exercisable at $10.83 (the market price of MTL’s common stock on the grant date), vest after 10 months and expire after four years.  The Company accounted for such options in accordance with SFAS 123(R) and EITF 96-18.  Using the Black-Scholes option pricing model assuming a 2.25% risk free interest rate, 0% dividend yield, expected term of 3.4 years and 75% volatility, the Company has estimated the fair value of such options to be $3,000.

During the nine and three months ended September 30, 2008, the Company recorded compensation costs related to the above described grants of stock options, common stock purchase warrants, restricted shares, and stock options and restricted stock granted in prior periods that had not yet vested as of December 31, 2007 and/or June 30, 2008, of $4,157,000 and $852,000, respectively.  Such costs include $3,581,000 and $830,000, which were recorded as selling, marketing, general and administrative expenses during the nine and three months ended September 30, 2008, respectively, and $576,000 and $22,000, which were recorded as research and development costs during the same periods, respectively.

During the nine and three months ended September 30, 2007, the Company recorded compensation costs related to grants of stock options, shares of restricted stock and stock options granted in prior periods that had not yet vested as of December 31, 2006, of $5,001,000 and $1,651,000, respectively.  Such costs include $4,200,000 and $1,372,000, which were recorded as selling, marketing, general and administrative expenses during the nine and three months ended September 30, 2007, respectively, and $801,000 and $279,000, which were recorded as research and development costs during the same periods, respectively.

As of September 30, 2008, there were unrecognized compensation costs of $1,884,000 related to stock options, common stock purchase warrants and restricted shares that are expected to be recognized in future periods.

15.  Use of Estimates - In preparing the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

16.  Shareholder Class Action

On April 23, 2007, a putative class action was initiated against the Company and its then CEO, among others, in the United States District Court for the Southern District of New York.  Thereafter, on September 10, 2007, plaintiffs filed the First Amended Class Action Complaint (the “Amended Complaint”).  The Amended Complaint essentially alleges that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by issuing a false and misleading press release on April 13, 1007 (the “April 13 Press Release”), stating that the Company had begun “commercial sales” of “Microsoft-Branded” Power Packs to Microsoft.

NOTE B - CERTAIN TRANSACTIONS (Continued)

Defendants moved to dismiss the case for failure to adequately plead scienter, i.e., a culpable intent.  After full briefing and oral argument on July 16, 2008, on August 18, 2008, Hon. Paul A. Crotty, United States District Judge for the Southern District of New York, granted defendants’ motion to dismiss in its entirety, without leave to replead.  The court held that plaintiffs did not present a compelling inference that defendants acted with any fraudulent intent.

On September 10, 2008, plaintiffs filed a Notice of Appeal of the District Court’s order to the United States District Court of Appeals for the Second Circuit.  Plaintiffs-Appellants’ moving brief is due on November 20, 2008.  Defendants-Appellee’s opposition brief is due on January 15, 2009 and Plaintiffs-Appellants’ reply brief is due on February 13, 2009.  The Company intends to vigorously defend the appeal.

17.  Cell Kinetics Ltd.

In furtherance of the Company’s plan to commercialize its Cell Carrier technology, Medis El transferred its CellScan and Cell Carrier-related business and intellectual property rights to its then wholly owned subsidiary, CKL, pursuant to an asset purchase agreement dated July 26, 2007.  In return, CKL issued to Medis El 15,500,000 of CKL’s ordinary shares, for a total of 16,500,000 ordinary shares owned by Medis El.  The Company also granted CKL a five year right of first refusal upon all further medical diagnostic opportunities that are sourced by, or presented to, the Company.  In addition, the Company agreed to provide to CKL a cash capital contribution of $1,500,000 over an 18 month period commencing January 7, 2008, on an as needed basis.  The Company also agreed that it would provide to CKL during that period such office and laboratory facilities as CKL may reasonably require to further the commercialization of the Cell Carrier and to launch and operate its then proposed medical device incubator, as well as to provide it with administrative and professional services at cost as a contribution to its capital.  The Company also committed to provide CKL with additional financing to carry-out its operations for at least one year commencing January 7, 2008 if its other resources are insufficient for such period of time.  On June 30, 2008, Medis El provided funding to CKL in the amount $1,500,000, pursuant to a non-interest bearing, unsecured promissory note, with a due date of January 1, 2010 – subject to certain other repayment conditions that are based on the Company receiving alternative sources of financing for its operations or the sale of its business to or merger with a third party.  At the option of Medis El, any remaining balance on the promissory note may be contributed to the capital of the Company.

On January 7, 2008, CKL completed a rights offering pursuant to which CKL issued an aggregate of 3,492,788 of its ordinary shares, at the subscription price of $0.30 per share, and 1,746,300 four year warrants to purchase the Company’s ordinary shares at an exercise price of $0.60 per share.  Under the terms of the rights offering, record holders of MTL’s outstanding common stock received, at no cost, one nontransferable subscription right for every ten shares of the Company’s common stock held by them as of the close of business on the record date, which was November 12, 2007.  Subscribers also received four year warrants to purchase additional CKL ordinary shares, at an exercise price of $0.60 per share, at the rate of one such warrant for every two ordinary shares purchased in the rights offering.  Upon the completion of the rights offering, the Company continued to own 16,500,000 of CKL’s ordinary shares, or approximately 82.5% of CKL’s outstanding ordinary shares, and the rights offering subscribers owned the balance.  CKL’s ordinary shares and warrants are quoted on the OTC Bulletin Board maintained by the Nasdaq under the ticker symbols of CKNTF and CKNWF, respectively.

18.  Adoption of New Accounting Pronouncements.

Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities – In June 2007, the Emerging Issues Task Force of the FASB (“EITF”) reached a consensus on Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities (“EITF 07-3”).  EITF 07-3 requires that non-refundable advance payments for goods or services that will be used or rendered for future research and development activities should be deferred and capitalized.  The deferred amounts would be recognized as an expense as the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided.  This pronouncement is effective for financial statements issued for fiscal years beginning after December 15, 2007 and earlier application is permitted.  EITF 07-3 is to be applied prospectively for new

NOTE B - CERTAIN TRANSACTIONS (Continued)

contracts entered into on or after the effective date.  The adoption of EITF 07-3 did not have a material impact on the Company’s consolidated financial statements.

Fair Value Measurement - Effective January 1, 2008, the Company implemented the requirements of SFAS No. 157, Fair Value Measurements (“SFAS No. 157”), for its financial assets and liabilities.  SFAS No. 157 refines the definition of fair value, expands disclosure requirements about fair value measurements and establishes specific requirements as well as guidelines for a consistent framework to measure fair value.  SFAS No. 157 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants.  Further, SFAS No. 157 requires the Company to maximize the use of observable market inputs, minimize the use of unobservable market inputs and disclose in the form of an outlined hierarchy the details of such fair value measurements.

SFAS No. 157 specifies a hierarchy of valuation techniques based on whether the inputs to a fair value measurement are considered to be observable or unobservable in a marketplace.  Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.  This hierarchy requires the use of observable market data when available.  These two types of inputs have created the following fair value hierarchy:

•	Level 1 – quoted prices for identical instruments in active markets;

•
Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3 – valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures fair value using a set of standardized procedures that are outlined herein for all financial assets and liabilities which are required to be measured at fair value.  When available, the Company utilizes quoted market prices from an independent third party source to determine fair value and classifies such items in Level 1.  In some instances where a market price is available, but in an inactive or over-the-counter market where significant fluctuations in pricing can occur, the Company consistently applies the dealer (market maker) pricing estimate and classifies the financial asset or liability in Level 2.

The adoption of SFAS No. 157 did not have a material impact on the Company’s consolidated financial position or results of operations.

On February 12, 2008, the FASB amended the implementation of SFAS No. 157 related to non-financial assets and liabilities until fiscal periods beginning after November 15, 2008.  As a result, the Company has not applied the above fair value procedures to its goodwill and long-lived asset impairment analyses during the current period.  The Company believes that the adoption of SFAS No. 157 for non-financial assets and liabilities will not have a material impact on its consolidated financial position or results of operations upon implementation for fiscal periods beginning after November 15, 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities registered under this registration statement, other than any underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated. The actual amounts of such fees and expenses will be determined from time to time.

Filing Fee	$2,358
Legal Fees and Expenses	7,500
Accounting Fees and Expenses	3,000
Printing Expenses	1,000
Miscellaneous Expenses	3,142
Total	$17,000

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s by-laws provide for indemnification by the Registrant of any of its directors or officers, or, at the request of the Registrant, any other person who is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

Item 16.  Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement (1)

4.1	Restated Certificate of Incorporation of Registrant, as amended

4.2	Restated By-laws of Registrant (2)

4.3	Form of certificate evidencing shares of common stock of Registrant (3)

4.4	Certificate of Designation of 7.25% Series A Cumulative Convertible Perpetual Preferred Stock (4)

4.5 (a)	Certificate of designation for preferred stock (1)

4.5 (b)	Form of certificate evidencing shares of preferred stock (1)

4.6(a)	Form of Senior Debt Indenture

4.6(b)	Form of Senior Note (1)

4.7(a)	Form of Subordinated Debt Indenture

4.7(b)	Form of Subordinated Note (1)

4.8	Form of warrant agreement and warrant certificate (1)

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

12.1	Statement re Computation of Ratios

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a Member of Ernst & Young Global

23.2	Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)

24.1	Power of Attorney (comprises a portion of the signature page to this Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the Registrant, as trustee under any new indenture (1)

(1)
To the extent applicable, to be filed by an amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated December 28, 2007, filed with the Securities and Exchange Commission on January 4, 2008 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registration Statement on Form S-1, as amended (File No.: 333-83945), of the Registrant and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K dated November 9, 2006 and incorporated herein by reference.

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 21, 2008.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Jose Mejia
Jose Mejia
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert K. Lifton and Howard Weingrow, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

_______________

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert K. Lifton	Chairman of the Board	November 21, 2008
Robert K. Lifton

/s/ Jose Mejia	President, Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2008
Jose Mejia

/s/ Howard Weingrow	Deputy Chairman, Executive Vice President, Treasurer and Director	November 21, 2008
Howard Weingrow

/s/ Israel Fisher	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)	November 21, 2008
Israel Fisher

/s/ Michael S. Resnick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 21, 2008
Michael S. Resnick

/s/ Jacob S. Weiss	Executive Vice President and Director	November 21, 2008
Jacob S. Weiss

/s/ Amos Eiran	Director	November 21, 2008
Amos Eiran

/s/ Zeev Nahmoni	Director	November 21, 2008
Zeev Nahmoni

/s/ Mitchell H. Freeman	Director	November 21, 2008
Mitchell H. Freeman

/s/ Steve M. Barnett	Director	November 21, 2008
Steve M. Barnett

/s/ Daniel A. Luchansky	Director	November 21, 2008
Daniel A. Luchansky

/s/ Andrew A. Levy	Director	November 21, 2008
Andrew A. Levy

/s/ Barry Newman	Director	November 21, 2008
Barry Newman